------------------------
Name of Prospective Investor                                   Memorandum Number

--------------------------------------------------------------------------------



                       WASHINGTON UROLOGICAL SERVICES, LLC

         A Limited Liability Company Formed Under the Laws of Washington

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                             up to $169,480 in Cash
                      up to $110,000 in Personal Guaranties

            40 Units of Limited Liability Company Membership Interest

--------------------------------------------------------------------------------


THIS MEMORANDUM IS FURNISHED PURSUANT TO A CONFIDENTIALITY AGREEMENT BETWEEN THE COMPANY AND THE INVESTOR WHOSE NAME APPEARS ABOVE. THE CONFIDENTIALITY AGREEMENT PROHIBITS THE DISCLOSURE OF THE CONFIDENTIAL MATERIAL CONTAINED IN THIS MEMORANDUM, EXCEPT TO THE EXTENT SUCH INVESTOR DEEMS IT NECESSARY TO SHARE SUCH INFORMATION WITH HIS LEGAL, ACCOUNTING OR OTHER FINANCIAL ADVISORS, WHO LIKEWISE SHALL BE BOUND BY THE SAME CONFIDENTIALITY RESTRICTIONS SET FORTH IN THE CONFIDENTIALITY AGREEMENT.

                            MEDTECH INVESTMENTS, INC.

                              Exclusive Sales Agent
                                2008 Litho Place

                       Fayetteville, North Carolina 28304
                                 1-800-682-7971

WINSTON #893892 v 3                                  v
WINSTON #893892 v 3
                  The Date of this Memorandum is April 24, 2000

                       WASHINGTON UROLOGICAL SERVICES, LLC

                             up to $169,480 in Cash

         up to 40 Units of Limited Liability Company Membership Interest

          at $4,237 in Cash and $2,750 in Personal Guaranties per Unit

                  Washington Urological Services, LLC, a Washington limited liability company (the "Company") operated by its four-member managing board (the "Managing Board"), hereby offers on the terms set forth herein up to 40 Units (the "Units") of limited liability company membership interest in the Company, at a price per Unit of $4,237 in cash, plus a personal guaranty of 0.5% of the Company's obligations under a loan of $550,000 from First-Citizens Bank & Trust Company (the "Loan") (a $2,750 principal guaranty obligation per Unit). See "Terms of the Offering." Each Unit will represent an initial 0.5% economic interest in the Company. See "Risk Factors - Other Investment Risks - Dilution of Members' Interests." The Company owns and operates a Storz Modulith(R) SLX-T model extracorporeal shockwave lithotripter for the lithotripsy of kidney stones. The lithotripter is transported in a mobile van (together with the operational lithotripter, the "Existing Lithotripsy System") enabling the Company to provide lithotripsy services at various locations primarily in the area of the State of Washington west of the Cascade Mountains, and such other areas as determined by the Managing Board (the "Service Area").

                  The Company intends to use the net proceeds of this Offering primarily to (i) pay the costs of the Offering and (ii) finance a portion of the cost of purchasing a new Storz Modulith(R) SLX-T transportable lithotripter and a new mobile van to transport the lithotripter (collectively, the "New Lithotripsy System"). See "Sources and Applications of Funds." The Existing
Lithotripsy System and New Lithotripsy System are referred to hereinafter collectively as the "Lithotripsy Systems." The cash purchase price and personal guaranties are due at subscription; however, prospective Investors who meet certain requirements may be able to personally borrow funds from a third-party financial institution in order to pay a portion of their cash purchase price per Unit. See "Terms of the Offering - Member Loans." The Offering will terminate on June 6, 2000 (or earlier upon the sale of all 40 Units as provided herein), unless extended at the discretion of the Managing Board for a period not to exceed 180 days.

                                            -------------------------------

     Purchase of Units involves risks and is suitable only for persons of substantial means who have no need for liquidity in this investment. Among other factors, prospective investors should note that the health care industry is undergoing significant government regulatory reforms and that the Company faces substantial competition in the Service Area. See "Risk Factors" and "Terms of the Offering - Suitability Standards."

                                            -------------------------------

                         Cash Selling Net Cash Amount of

            Offering Price Commissions(1) Proceeds (2) Guaranties(3)

Per Unit(4)
            $  4,237         $      75         $  4,162         $  2,750
Total
Maximum(5)  $169,480         $ 3,000           $166,480         $110,000

(See Footnotes on Back of Cover Page)

                               See  Glossary for  capitalized  terms used herein
and not otherwise defined.

(1) The Units will be sold on a "best-efforts" any or all basis by MedTech Investments, Inc., a broker-dealer registered with the Securities and Exchange Commission, a member of the National Association of Securities
     Dealers, Inc. and an Affiliate of a Member of the Company, Sun Medical Technologies, Inc. (the "Sales Agent"). The Company will pay the Sales Agent a $75 commission for each Unit sold and will reimburse the Sales Agent for its Offering costs (not to exceed $7,000). The Company has agreed to indemnify the Sales Agent against certain liabilities, including liabilities vender the Securities Act of 1933 (the "Securities Act"). See "Plan of Distribution."

         (2) Net Cash Proceeds do not reflect deduction of expenses payable by the Company. See "Sources and Applications of Funds." The cash price per Unit ($4,237) is payable in cash upon subscription; provided, that prospective Investors who meet certain requirements may be able to personally borrow funds from a third-party financial institution in order to pay a portion of their cash purchase price per Unit. For the convenience of the Investors, the Company has arranged for financing of a portion of the Units' cash purchase price (the "Member Loan") with First-Citizens Bank & Trust Company, which is headquartered in Raleigh, North Carolina, and has approximately 370 offices throughout the southeastern United States (the "Bank"). Therefore, in lieu of paying the entire purchase price in cash at subscription, prospective Investors may execute and deliver to the Sales Agent, together with their Subscription Packets, at least $2,500 in cash and a Member Note payable to the Bank in a maximum principal amount of up to $1,737 per Unit to be purchased, a Loan and Security Agreement, Security Agreement and two Uniform Commercial Code Financing Statements ("UCC-1's") (collectively, the "Loan Documents"). See "Terms of the Offering - Member Loans" and the forms of the Member Note, the Loan and Security Agreement and Security Agreement attached to the form of Loan Commitment as Exhibits A, B and C, respectively, which is attached hereto as Appendix B and the UCC-1's attached as part of the Subscription Packet.

         (3) At subscription, each Investor must execute and deliver to the Sales Agent a guaranty agreement (the "Guaranty") under which he will guarantee payment of a portion of the Company's obligations under the Loan, the proceeds of which were used by the Company to acquire the Existing Lithotripsy System and pay sales taxes on such equipment. For each Unit purchased, an Investor will be required to guarantee 0.5% of the Loan, which represents up to a $2,750 principal guaranty obligation. As of the date of this Memorandum the outstanding balance on the Loan is $433,000. A Member's liability under the Guaranty may exceed the principal guaranty per Unit as provided above because such liability includes not only the maximum stated principal amount, but also accrued and unpaid interest, late payment penalties and legal costs incurred by the Bank in collecting defaulted obligations. For a description of the guaranty requirements and the terms of the Guaranties, see "Terms of the Offering - Guaranty Arrangements" and the form of Guaranty included in the Subscription Packet accompanying this Memorandum.

         (4) Each Investor may purchase no less than one Unit. The Managing Board, however, reserves the right to sell less than one Unit as an additional investment, and to reject, in whole or in part, any subscription.

         (5) Offering proceeds will first be used by the Company to pay Offering costs and expenses (up to $35,000) and the remainder of the proceeds will be used to finance a portion of the cost of purchasing the New Lithotripsy System. See "Sources and Applications of Funds." The Company seeks by this Offering to sell up to 40 Units for an aggregate of up to $169,480 in cash ($166,480 net of Sales Agent's commissions) and up to $110,000 in personal guaranties of the Company's principal obligations under the Loan. All subscription funds, Guaranties and Loan Documents will be held in an interest bearing escrow account with the Bank until the acceptance of the Investor's subscription (and approval by the Bank if the Investor is financing a portion of the Unit cash purchase price through a Member Loan), rejection of the Investor's subscription or termination of the Offering. The Company has set no minimum number of Units to be sold in this Offering. Accordingly, upon the receipt and acceptance of an Investor's subscription by the Company and the approval of his Guaranty by the Bank as provided herein, such Investor will be admitted to the Company as a Member, provided that acceptance of subscriptions by an Investor that elects to finance a portion of his Unit cash purchase price is also conditioned upon approval by the Bank of his Member Loan. Upon admission as a Member, the Investor's subscription funds will be released to the Company and the Guaranties and the Loan Documents, if any, will be released to the Bank. In the event a subscription is rejected, all subscription funds (without interest), Guaranty and the Loan Documents, if any, and other subscription documents held in escrow will be promptly returned to the rejected Investor. The Offering will terminate on June 6, 2000, unless it is sooner terminated by the Managing Board, or unless extended for an additional period not to exceed 180 days. See "Terms of the Offering."

                                     [The    remainder    of   this    page   is
intentionally left blank.]

--------------------------------------------------------------------------------

o The Units are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, as amended, and an exemption from state registration requirements provided by the National Securities markets Improvement Act of 1996. A registration statement relating to these securities has not been filed with the Securities and Exchange Commission or any state securities commission.

o Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Units or determined that this Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

o The Units are subject to restrictions on transferability and resale and may not be transferred or resold without the consent of the Managing Board and satisfaction of certain other conditions including the availability of an exemption under the Securities Act of 1933 and applicable state securities laws. See "Risk Factors -Other Investment Risks - Limited Transferability and Illiquidity of Units." No public or other market exists or will develop for the Units. Investors should proceed only on the assumption that they may have to bear the economic risk of an investment in the Units for an indefinite period of time.

o Prospective Investors should not construe the contents of this Memorandum or any prior or subsequent communications, whether written or oral, from the Company, its Managing Board, the Sales Agent or any of their agents or representatives as investment, tax or legal advice. This Memorandum and the appendices hereto, as well as the nature of the investment, should be reviewed by each prospective Investor, such Investor's investment, tax or other advisors, and accountants and/or legal counsel.

o No offering literature in whatever form will or may be employed in the offering of Units, except this Memorandum (including amendments and supplements, if any) and documents summarized herein. No person is authorized to give any information or to make any representation not contained in this Memorandum or in the appendices hereto, and, if given or made, such other information or representation must not be relied upon.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                         Page

RISK FACTORS...............................................................1
         Operating Risks...................................................1
         Tax Risks.........................................................7
         Other Investment Risks...........................................13

THE COMPANY...............................................................17

TERMS OF THE OFFERING.....................................................17
         The Units and Subscription Price.................................17
         Acceptance of Subscriptions......................................18
         Guaranty Arrangements............................................18
         Member Loans.....................................................21
         Subscription Period; Closing.....................................23
         Offering Exemption...............................................23
         Suitability Standards............................................23
         How to Invest....................................................24
         Restrictions on Transfer of Units................................24

PLAN OF DISTRIBUTION......................................................25

BUSINESS ACTIVITIES.......................................................26
         General..........................................................26
         Treatment Methods for Kidney Stone Disease.......................26
         The Existing Lithotripsy System..................................27
         Acquisition of New Lithotripsy System............................28
         Acquisition of Additional Assets.................................28
         Hospital Contracts...............................................29
         Operation of the Lithotripsy Systems.............................30
         Management.......................................................31
         Employees........................................................31

FINANCIAL CONDITION OF THE COMPANY........................................32

SOURCES AND APPLICATIONS OF FUNDS.........................................36

MANAGING BOARD............................................................37

MANAGEMENT AGENT..........................................................37

COMPENSATION AND REIMBURSEMENT TO CERTAIN MEMBERS AND THEIR AFFILIATES....38
CONFLICTS OF INTEREST.....................................................40

FIDUCIARY RESPONSIBILITY OF THE MANAGING BOARD............................41

COMPETITION...............................................................41
         Affiliated Competition...........................................42
         Other Competition................................................42

REGULATION................................................................43
         Federal Regulation...............................................43

ALS GUIDELINES DISCLOSURE...........................Error! Bookmark not defined.
         State Regulation.................................................52

PRIOR ACTIVITIES..........................................................53

SUMMARY OF THE OPERATING AGREEMENT........................................54
         Nature of Membership Interest....................................54
         Dilution Offerings...............................................54
         Fundamental Changes..............................................55
         Profits, Losses and Distributions................................57
         Management of the Company........................................60
         Powers of the Managing Board and Members' Voting Rights..........61
         Rights and Liabilities of the Members............................62
         Restrictions on Transfer of Membership Interests.................63
         Dissolution and Liquidation......................................63
         Optional Purchase of Membership Interests........................64
         Noncompetition Agreement and Protection of Confidential
                 Information..............................................65
         Arbitration......................................................65
         Power of Attorney................................................65
         Reports to Members...............................................66
         Records..........................................................66

LEGAL MATTERS.............................................................66

ADDITIONAL INFORMATION....................................................66

GLOSSARY 66

                                   APPENDICES

Appendix A        OPERATING AGREEMENT OF WASHINGTON UROLOGICAL SERVICES, LLC

Appendix B        MEMBER LOAN COMMITMENT (WITH EXHIBITS)

Appendix C        FORM OF OPINION OF WOMBLE CARLYLE SANDRIDGE & RICE,
                        A PROFESSIONAL LIMITED LIABILITY COMPANY

Appendix D.       FORM OF OPINION OF REED MCCLURE, A PROFESSIONAL SERVICES
                        CORPORATION

Appendix E        NOTES TO FINANCIAL STATEMENTS

WINSTON #893892 v 3                                 72
WINSTON #893892 v 3

                                  RISK FACTORS

                  Prior to subscribing for Units, Investors should carefully examine this entire Memorandum, including the Appendices hereto, and should give particular consideration to the general risks attendant to speculative investments and investments in limited liability companies generally, and to the other special operating, tax and other investment risks set forth below. See the "Glossary" for terms used in this Memorandum and not otherwise defined.

Operating Risks

                  General Risks of Operations. The Company was formed under the laws of the State of Washington on August 31, 1998 and commenced operations in March, 1999. Although the Managing Board's members and its personnel have significant experience in managing lithotripsy enterprises, whether the Company can continue to effectively operate its business cannot be accurately predicted. The benefits of an investment in the Company also depend on many factors over which the Company has no control, including competition, technological innovations rendering the Lithotripsy Systems less competitive or obsolete, and other matters. The Company may be adversely affected by various changing local factors such as an increase in local unemployment, a change in general economic conditions, changes in interest rates and availability of financing, and other matters that may render the operation of the Lithotripsy Systems difficult or unattractive. Other factors that may adversely affect the operation of the Lithotripsy Systems are unforeseen increased operating expenses, energy shortages and costs attributable thereto, uninsured losses and the capabilities of the Company's management personnel.

                  Uncertainties Related to Changing Healthcare Environment. The health care industry has experienced substantial changes in recent years. Managed care is becoming a major factor in the delivery of lithotripsy services in the Service Area and the Managing Board anticipates that managed care programs, including capitation plans, will continue to play an increasing role in the delivery of lithotripsy services and that competition for these services may shift from individual practitioners to health maintenance organizations and other significant providers of managed care. No assurance can be given that the changing healthcare environment will not have a material adverse effect on the Company.

                  Lack of Diversification. The Company's principal purpose will be to operate the Lithotripsy Systems. Because the Company is dependent on only one line of business and prospectively two Lithotripsy Systems, there will be greater risks from unexpected service interruptions, equipment breakdowns, technological developments, kidney stone treatment medical breakthroughs, economic problems and similar matters than would be the case with a more diversified business.

                  Impact of Insurance Reimbursement. The Company's revenues are expected to continue to be derived from the fees paid by Contract Hospitals and other health care facilities under lithotripsy service contracts with the Company. The Company does not currently directly bill or collect for services from patients or their third-party payors. Payments received from Contract Hospitals and other health care facilities may be subject to renegotiation depending on the reimbursement such parties receive. The increasing influence of health maintenance organizations and other managed care companies has resulted in pressure to reduce the reimbursement available for lithotripsy procedures. The Management Agent and some of its Affiliates have recently experienced declining revenues based on these managed care pressures in other health care markets. Additionally, the Health Care Financing Administration ("HCFA"), the federal agency which administers the Medicare program, has proposed rules which would reduce the reimbursement available for lithotripsy procedures provided at hospitals to $2,235. See "Regulation - Federal Regulation." In most cases reimbursement rates payable to the Company are less than the proposed HCFA rate. Because of the competitive pressures from managed care companies as well as threatened reductions in Medicare reimbursement, the Managing Board anticipates that reimbursement available for lithotripsy procedures may continue to decrease. Such decreases would have a material adverse effect on Company revenues. Regarding the professional fees paid to physicians who treat patients on the Lithotripsy Systems, the Managing Board anticipates that similar competitive pressures may result in lower reimbursement paid to physicians, both by private insurers and by government programs such as Medicare. See "Regulation."

                  Reliability and Efficacy of the Storz Modulith(R) SLX-T. The Modulith(R) SLX-T received FDA premarket approval on March 27, 1997. Although the Managing Board and its Affiliates have limited positive direct experience with the use of the Modulith(R) SLX-T, "downtime" periods necessitated by maintenance and repairs of the Lithotripsy Systems will adversely affect Company revenues. Preliminary reports from abroad and "word of mouth" anecdotal evidence indicate that the Modulith(R) SLX-T is as effective as most of the "portable" lithotripters in the market. The Managing Board is aware that early data from abroad concerning one precursor to the Modulith(R) SLX-T reflected a high retreatment rate, and that an Affiliate of the Managing Agent experienced electrical and mechanical problems using another precursor, the Modulith(R) SLX. However, the Managing Agent's and its Affiliates' limited experience with the transportable Modulith(R) SLX-T has shown acceptable retreatment rates. A high retreatment rate may adversely affect the Company. Investors should note that some studies indicate that lithotripsy may cause high blood pressure and tissue damage. The Company questions the reliability of these studies and believes lithotripsy has become a widely accepted method for the treatment of renal stones.

                  Technological Obsolescence. The history of lithotripsy of kidney stones as an accepted treatment procedure is relatively recent, with the first clinical trials being conducted in West Germany beginning in 1980 and the first premarket approval for a renal lithotripter in the United States being granted by the FDA in December 1984. Today, lithotripsy is the treatment procedure of choice for kidney stone disease, having replaced other treatment methods. Published reports indicate that certain researchers are attempting to improve a laser technology to more easily eradicate kidney stones, and pharmaceutical companies and researchers have attempted to develop a safe drug that can be used to dissolve kidney stones in all cases. The Company cannot predict the outcome of ongoing research in these areas, and any one or more developments could reduce or eliminate lithotripsy as an acceptable procedure or treatment method of choice for the treatment of kidney stones.

                  Company Limited Resources and Risks of Leverage. The Company used the Loan proceeds to acquire the Existing Lithotripsy System and to pay state sales taxes on such equipment. The proceeds of this Offering cannot be accurately determined until the Closing has occurred and the number of Units sold has been calculated. In any event such proceeds are not sufficient to fund all anticipated expenses, and the Company will have to supplement Company funds with the proceeds of debt financing. See "Business Activities - Anticipated Partnership Expenditures" and "Sources and Application of Funds." The terms of the Loan may restrict the Company's ability to obtain another financing commitment, and although members of the Managing Board maintain good relationships with certain commercial lending institutions, the Company has not obtained a loan commitment from any party in any amount and whether one would timely be forthcoming on terms acceptable to the Company cannot be assured. While the Managing Board anticipates that cash generated from operations will continue to enable the Company to repay the remainder of the obligations under the Loan in accordance with its terms, lower than anticipated revenues, greater than anticipated expenses, or unexpected interruptions in operations could result in the Company failing to make payments of principal or interest when due under the Loan, and the Company's equity being reduced or eliminated. In such event, the Members could lose their entire investment and be called upon to pay their Guaranties. See "Risk Factors - Operating Risks - Liability Under the Guaranty." In addition, while the Managing Board does not anticipate that it would cause the Company to incur indebtedness unless cash generated from Company operations were at the time expected to enable repayment of such loan in accordance with its terms, as discussed above, lower than anticipated revenues and/or greater than anticipated expenses could result in the Company's failure to make payments of principal or interest when due under such a loan and the Company's equity being reduced or eliminated. In such event, the Members could also lose their entire investment.

                  Acquisition of Additional Assets. If in the future the Managing Board determines that it is in the best interest of the Company to acquire (i) one or more additional fixed base or mobile Lithotripsy Systems or
(ii) any other urological device or equipment so long as such device has received FDA premarket approval at the time it is acquired by the Company, and/or (iii) an interest in any business entity that engages in a urological business described above, the Managing Board has the authority to establish reserves or subject to certain restrictions in the Loan, to borrow additional funds on behalf of the Company to accomplish such goals, and may use Company assets and revenues to secure and repay such borrowings. The Managing Board must obtain the prior written approval of the Members representing two-thirds of the aggregate interests in the Company to take certain actions. See "Summary of the Operating Agreement - Power of the Managing Board and Members' Voting Rights." The acquisition of additional assets may substantially increase the Company's monthly obligations and may result in increased personnel requirements. See "Risk Factors - Operating Risks - Company Limited Resources and Risks of Leverage." Other than the New Lithotripsy System which the Company intends to purchase with the proceeds of this Offering and Company debt financing, the Managing Board does not anticipate acquiring additional Company assets unless projected Company Cash Flow or proceeds from another Dilution Offering are sufficient to finance such acquisitions. See "Risk Factors - Other Investment Risks - Dilution of Members' Interests." In any event, no Member would be personally liable on any additional Company indebtedness without such Member's prior written consent. There is no assurance that financing would be available to the Company to acquire additional assets or to fund any additional working capital requirements. In any event, the Company's ability to incur additional indebtedness while the Loan is outstanding is severely restricted. Any such borrowing by the Company will serve to increase the risks to the Company associated with leverage as provided above.

                  Liability Under the Guaranty. For each Unit purchased, an Investor will be required to execute and deliver to the Bank a Guaranty pursuant to which the Investor will personally guarantee 0.5% of the Company's total obligations under the Loan, which is equivalent to a $2,750 principal guaranty per Unit. Although as of the date of this Memorandum, the outstanding principal balance of the Loan is $433,000, the terms of the Loan provide that it can be renewed for its initial full amount (i.e., $550,000), and therefore, Investors should view their potential liability under their Guaranties as if the full Loan amount is outstanding. Liability under the Guaranty may exceed $2,750 per Unit because the guaranty obligation per Unit also includes 0.5% of all accrued and unpaid interest, late payment penalties, and legal costs incurred by the Bank in collecting any defaulted payments. An Investor should not purchase a Unit if he does not have resources sufficient to bear the loss of this entire amount. See "Terms of the Offering - Guaranty Arrangements - Liability Under the Guaranty" and "Terms of the Offering - Suitability Standards."

                  If Company operations continue to generate sufficient revenues to enable the Company to make all payments under the Loan when due, no Member will be required to perform under his Guaranty. If a default occurs under the Loan, the Bank may, among other remedies, seek payment directly from the Members under the Guaranties. The Guaranties are a guaranty of payment and not of collection and require the Members to waive certain rights to which they might otherwise be entitled. As a result, the liability of the Members under the Guaranties is direct and immediate and not conditioned or contingent upon either the pursuit of any remedies against the Company or any other person (including any other guarantor) or foreclosure of any security interest or liens available to the Bank. The Guaranties are a continuing guaranty that by their terms will survive the death, bankruptcy or disability of a Member guarantor. A Member's liability under the Guaranty continues regardless of whether the Member remains a Member in the Company and is not affected or limited by any claims or offsets the Member may have against the Company or the Managing Board. See the form of Guaranty Agreement included in the Subscription Packet.

                  Competition. Many fixed-site and mobile lithotripters are currently operating in and around the Service Area which are in direct competition with the Company's Lithotripsy Systems. An Affiliate of the Management Agent also competes in the Service Area. The competing lithotripsy service providers, including the Management Agent's Affiliate, generally have existing contracts with hospitals and other facilities. The Management Agent's Affiliate competes with the Company in the Service Area by providing lithotripsy services at Covington Day Surgery Center in Kent. The Management Agent is currently negotiating an assignment of this services agreement to the Company. In the event the Management Agent is unable to obtain the consent of the facility to the assignment, its Affiliate will continue to provide services to the facility for the remaining term of the agreement in direct competition with the Company. Affiliates of the Management Agent also compete with the Company by providing lithotripsy services near the Service Area. See "Prior Activities," "Conflicts of Interest" and "Competition."

                  There is no assurance that other parties will not, in the future, operate fixed-base or mobile lithotripters in and around the Service Area. To the Company's knowledge, no manufacturers are restricted from selling their lithotripters to other parties in the Service Area. Furthermore, the Company competes with facilities and individual medical practitioners who offer conventional treatment (e.g., surgery) for kidney stones. Managed care companies generally contract either directly with hospitals or specified providers for lithotripsy services for beneficiaries of their plans. It is not uncommon for managed care companies to have contracts already in place with hospitals or specified providers, and the Company will not be able to provide services to beneficiaries of those plans unless it convinces either the managed care companies or the hospitals to switch to the Company's services.

                  Restrictions on Members. The Operating Agreement severely restricts the Members' ability to own interests in competing equipment or ventures. However, the Managing Board may, in its sole discretion, waive the restrictions with respect to interests held by an Investor at the time he becomes a Member. See "Summary of the Operating Agreement - Noncompetition Agreement and Protection of Confidential Information." The enforceability of these noncompetition agreements is generally a matter of state law. No assurance can be given that one or more Members may not successfully compete with the Company. See "Competition."

                  Government Regulation. All facets of the healthcare industry are highly regulated and will become more so in the future. The ability of the Company to operate legally and be profitable may be adversely affected by changes in governmental regulations, including expected changes in reimbursement, Medicare and Medicaid certification requirements, federal and state fraud and abuse laws, including the federal Anti-Kickback Statute, the federal False Claims Act, federal and state self-referral laws, state restrictions on fee splitting and other governmental regulation. See "Regulation". These laws and regulations may adversely affect the economic viability of the Company. The laws are broad in scope, and interpretations by courts have been limited. Violations of these laws would subject the Managing Board and all physician Members to governmental scrutiny and/or felony prosecution and punishment in the form of large monetary fines, loss of licensure, imprisonment and exclusion from Medicare and Medicaid. Certain provisions of Medicare and Medicaid law limit provider ownership and control over the various health care services to which physicians may make Medicare and Medicaid referrals. The primary laws involved are the "Stark II" federal statute prohibiting financial relationships between physicians and certain entities to which they refer patients, and the Anti-Kickback Statute which prohibits compensation in exchange for or to induce referrals.

                  Regarding Stark II, HCFA published proposed Stark II regulations in 1998. Under the proposed regulations, physician Member referrals of Medicare and Medicaid patients to Contract Hospitals for lithotripsy services would be prohibited. If HCFA adopts the proposed Stark II regulations as final, or if a reviewing court were to interpret the Stark II statute using the proposed regulations as interpretive authority, then the Company and its physician Members would likely be found in violation of Stark II. In such instance, the Company and/or its physician Members may be required to refund any amounts collected from Medicare and Medicaid patients in violation of the statute, and they may be subject to civil monetary penalties and/or exclusion from the Medicare and Medicaid programs.

                  The Anti-Kickback Statute prohibits paying or receiving any remuneration in exchange for making a referral for healthcare services which may be paid for by Medicare, Medicaid or CHAMPUS. The law has been broadly interpreted to include any payments which may induce or influence a physician to refer patients. One of the federal agencies that enforces the Anti-Kickback Statute has issued several "safe harbors" which, if complied with, mean the payment or transaction will be deemed not to violate the law. This Offering does not comply with any "safe harbor." There is limited guidance from reviewing courts regarding the application of the broad language of the Anti-Kickback Statute to joint ventures similar to the one described in this Offering. In order to prove violations of the Anti-Kickback law, the government must establish that one or more parties offered, solicited or paid remuneration to induce or reward referrals. The government has said that in certain situations the mere offering of an opportunity to invest in a venture would constitute illegal remuneration in violation of the Anti-Kickback Statute. Although the Managing Board believes the structure and purpose of the Company are in compliance with the Anti-Kickback Statute, no assurance can be given that government officials or a reviewing court would agree. Violation of the Anti-Kickback Statute could subject the Company, the Managing Board and the physician Members to criminal penalties, imprisonment, fines and/or exclusion from the Medicare and Medicaid programs.

                  The federal False Claims Act and similar laws generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false and fraudulent. In recent cases, False Claims Act violations have been based on allegations that Stark II or the Anti-Kickback Statute has been violated.

                  In addition to Stark II, the Anti-Kickback Statute and the False Claims Act, an unfavorable interpretation of other existing laws, or enactment of future laws or regulations, could potentially adversely affect the operation of the Company. If this occurs, the Managing Board and the Members are obligated to use their best efforts to devise a plan for restructuring the Company's operations to comply with such laws. In the event such a plan cannot be devised within a reasonable time period, the Managing Board is obligated either to cause the sale of the Membership Interests of all of the Members or to dissolve the Company. See "Summary of the Operating Agreement - Optional Purchase of Membership Interests."

                  Regarding state law, Washington passed one of the first self-referral laws affecting physicians in 1949. Violation of the law is a criminal misdemeanor, and can subject the violator to a sentence of up to ninety
(90) days in jail, a fine of up to one thousand dollars ($1,000), or both. In addition, violation of the law constitutes unprofessional conduct and could jeopardize the professional (i.e., medical) license of a violator, including potential loss of the license. The Company requested local health care counsel in Washington ("Local Counsel") to review the self-referral law and provide a written opinion on its impact on this Offering and the business of the Company. Prospective Members are encouraged to closely review the opinion of Local Counsel, attached as Appendix D. Based on Local Counsel's opinion, the Company has determined to proceed with the Offering. However, Local Counsel's opinion is not binding on any Washington government agency, and no assurance can be given that the Offering would not be found to violate the Washington self-referral law. Various licensure requirements must be met for the Company to operate the Lithotripsy Systems in Washington. The Company has been seeking and will continue to seek to comply with such licensure requirements. See "Regulation - State Regulation."

                  Contract Terms and Termination. The Company provides lithotripsy services to 16 Contract Hospitals pursuant to 11 separate Hospital Contracts. Generally, the Hospital Contracts grant the Company the exclusive right to provide lithotripsy services at the particular Contract Hospital, and provide for automatic renewal on a year-to-year basis. The Hospital Contracts are terminable without cause upon 180 days or less prior written notice by either party prior to any renewal date. The Management Agent is currently negotiating services contracts with two additional treatment facilities and the Company is presently providing services to such facilities on a month-to-month basis. It is expected that most new lithotripsy service contracts, if any, would have one-year terms and be automatically renewed unless either party elects to cancel prior to the end of the term. The Managing Board believes the Company has a good relationship with the Contract Hospitals and does not anticipate significant terminations. There is no assurance, however, that fees payable to the Company by Contract Hospitals will not decline or that terminations will not occur. The resulting impact to the Company of such events would have a material adverse effect on Company operations. In addition, competing vendors may attempt to cause certain Contract Hospitals to contract with them instead of the Company. The loss of Contract Hospitals to competition will adversely affect Company revenues and such effect could be material. Thus, there is no assurance that Company operations as conducted on the date of this Memorandum will continue as herein described or contemplated, and the cancellation of a significant number of service contracts or the Company's inability to secure new ones could have a material negative impact on the financial condition and results of the Company. See "Business Activities - Hospital Contracts" and "Risk Factors - Competition."

                  Loss on Dissolution and Termination. Upon the dissolution and termination of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to its Members only after satisfaction of the claims of all creditors, including, but not limited to the Bank. See "Risk Factors - Operating Risks - Liability Under the Guaranty" and "Risk Factors - Other Investment Risks - Liability Under Member Loan." Accordingly, the ability of a Member to recover all or any portion of his investment under such circumstances will depend on the amount of funds so realized and the claims to be satisfied therefrom.

See "Summary of the Operating Agreement - Optional Purchase of Membership Interests."

Tax Risks

                  Investors should note that the Managing Board anticipates no significant tax benefits associated with the operation of the Lithotripsy Systems or the Company. No ruling will be sought from the Service on the United States federal income tax consequences of any of the matters discussed in this Memorandum or any other tax issues affecting the Company or the Members. The Company is relying upon an opinion of Counsel with respect to certain material United States federal income tax issues. Counsel's opinion is not binding on the Service as to any issue, and there can be no assurance that any deductions, or the period in which deductions may be claimed, will not be challenged by the Service. Each Investor should carefully review the following risk factors and consult his or her own tax advisor with respect to the federal, state and local income tax consequences of an investment in the Company.

                  THE TAX RISKS SET FORTH IN THIS SECTION ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE GENERAL OR SPECIFIC TAX RISKS RELATING TO THE PURCHASE OF UNITS IN THE COMPANY. EACH INVESTOR IS DIRECTED TO THE FULL OPINION OF COUNSEL (APPENDIX C TO THE MEMORANDUM). IT IS STRONGLY RECOMMENDED THAT EACH INVESTOR INDEPENDENTLY CONSULT HIS OR HER PERSONAL TAX COUNSEL CONCERNING THE TAX CONSEQUENCES ASSOCIATED WITH HIS OR HER OWNERSHIP OF AN INTEREST IN THE COMPANY. THE CONCLUSIONS REACHED IN COUNSEL'S OPINION ARE RENDERED WITHOUT ASSURANCE THAT SUCH CONCLUSIONS HAVE BEEN OR WILL BE ACCEPTED BY THE SERVICE OR THE COURTS.

                  THIS MEMORANDUM AND COUNSEL'S OPINION DO NOT DISCUSS, NOR WILL COUNSEL BE RENDERING AN OPINION REGARDING, ANY ESTATE AND GIFT TAX OR STATE AND LOCAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. FURTHERMORE, INVESTORS SHOULD NOTE THAT THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY MAY BE ADVERSELY AFFECTED BY FUTURE CHANGES IN THE FEDERAL INCOME TAX LAWS, WHETHER BY FUTURE ACTS OF CONGRESS OR FUTURE
ADMINISTRATIVE OR JUDICIAL INTERPRETATIONS OF APPLICABLE FEDERAL INCOME TAX LAWS. ANY OF THE FOREGOING MAY BE GIVEN RETROACTIVE EFFECT.

                  INVESTORS SHOULD NOTE THAT THE UNITS ARE BEING MARKETED BY THE COMPANY AS AN ECONOMIC INVESTMENT AND THAT THE COMPANY ANTICIPATES AND INTENDS NO SIGNIFICANT TAX BENEFITS FROM AN INVESTMENT IN THE UNITS. SEE "PASSIVE INCOME AND LOSSES" IN THIS SECTION. THE INVESTMENT IN UNITS IS A LONG-TERM INVESTMENT. INVESTORS SHOULD NOT INVEST IN THE COMPANY TO ACHIEVE TAX BENEFITS AS THE MANAGING BOARD ANTICIPATES SIGNIFICANT COMPANY TAXABLE INCOME THROUGHOUT THE TERM OF THE COMPANY.

                  Possible   Legislative   or  Other   Actions   Affecting   Tax
Consequences. The federal income tax treatment of an investment in an equipment/service oriented limited liability company such as the Company may be modified by legislative, judicial or administrative action at any time, and any such action may retroactively affect investments and commitments previously made. The rules dealing with federal income taxation of limited liability companies are constantly under review by the Service, resulting in revisions of its regulations and revised interpretations of established concepts. In evaluating an investment in the Company, each Investor should consult with his or her personal tax advisor with respect to possible legislative, judicial and administrative developments.

                  Disqualification of Employee Benefit Plans. Purchase of Units in the Company may cause certain Members, certain hospitals and healthcare treatment centers, the Company, and employees of the foregoing to be treated under Section 414(m) of the Code as being employed in the aggregate by a single employer or "affiliated service group" for purposes of minimum coverage, participation and other employee benefit plan requirements imposed by the Code. In contrast, an employer not affiliated under Section 414(m) need only consider its own employees in determining whether its employee benefit plans satisfy Code requirements. Aggregation of employees could cause the disqualification of the retirement plans of certain Members and related entities. Aggregation could also require the value of the vested retirement benefit of a highly compensated employee who is a participant in a disqualified plan to be included in his or her gross income, regardless of whether the employee is a Member. These rules may adversely affect Investors who are currently involved in a medical practice joint venture, regardless of their purchase of Units in the Company. The Managing Board and Counsel to the Company have been informally advised by officials of the Service that the Service would not likely attempt to apply the affiliated service group rules to the Company, nor has the Service applied these rules to similar arrangements in the past. Informal discussions with the Service, however, are not binding on the Service, and there can be no guarantee that the Service will not apply the affiliated service group rules to the Company.

                  INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICABILITY OF THE AFFILIATED SERVICE GROUP RULES DESCRIBED HEREIN TO THE EMPLOYEE BENEFIT PLANS MAINTAINED BY THEM OR THEIR MEDICAL PRACTICES.

                  Company Allocations. The Operating Agreement contains certain allocations of profits and losses that could be reallocated by the Service if it were determined that the allocations did not have "substantial economic effect." On December 31, 1985, the Treasury Regulations dealing with the propriety of partnership (and, in effect, any entities taxed as partnerships, e.g., limited liability companies) allocations were finalized. As a general rule, allocations of profits and losses must have "substantial economic effect." Based upon current law, Counsel is of the opinion that, if the question were litigated, it is more probable than not that the allocation of profits and losses set forth in the Operating Agreement would be sustained for federal income tax purposes. Investors are cautioned that the foregoing opinion is based in part upon final Regulations which have not been extensively commented upon or construed by the courts.

                  Income in Excess of Distributions. The Operating Agreement provides that in each year annual Distributions may be made to the Members. Excluded from the definition of cash available for distribution is the amount of funds necessary to discharge Company debts (including scheduled payments and certain prepayments under the Loan) and to maintain certain cash reserves deemed necessary by the Managing Board. In addition, the Managing Board anticipates that the Company will incur significant capital costs for the acquisition of the New Lithotripsy System to be funded with debt proceeds whose principal will have to be paid out of Company revenues. If Company cash flow declines, a Member could be subject to income taxes payable out of personal funds to the extent of the Company's income, if any, attributed to him without receiving from the Company sufficient Distributions to pay the Member's tax with respect to such income.

                  Effect of Classification as Corporation. The Company will not seek a ruling from the Service concerning the tax status of the Company. It is the opinion of Counsel that the Company will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation unless the Company so elects. The Company has not and will not make an election to be classified as other than a partnership for federal income tax purposes. Although the Company intends to rely on the legal opinion of Counsel, the service will not be bound thereby. Moreover, there can be no assurance that legislative or administrative changes or court decisions may not in the future result in the Company being treated as an association taxable as a corporation, with a resulting greater tax burden associated with the purchase of Units.

                  The Managing Board, in order to comply with applicable tax law, will keep the Company's books and records and otherwise compute Profits and Losses based on the accrual method, and not the cash basis method, of accounting pursuant to Section 448 of the Code. The accrual method of accounting generally records income and expenses when they are accrued or economically incurred.

                  Passive Income and Losses. The Managing Board expects that the Company will continue to realize taxable income and not taxable losses during the foreseeable future. Nevertheless, if it instead realizes taxable losses, the use of such losses by the Members will generally be limited by Code Section 469.

                  Code Section 469 provides limitations for the use of taxable losses attributable to "passive activities." Code Section 469 operates generally to prohibit passive losses from being used against income from active activities. The passive activity rules are extremely complex and Investors are urged to consult their own tax advisors as to their applicability, particularly as they relate to the ability to deduct any losses from the Company against other income of the Investor.

                  THE PASSIVE ACTIVITY LOSS RULES WILL AFFECT EACH INVESTOR DIFFERENTLY, DEPENDING ON HIS OWN TAX SITUATION. EACH INVESTOR SHOULD CONSULT WITH HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THESE RULES ON THE INVESTOR IN LIGHT OF THE INVESTOR'S INDIVIDUAL FACTS AND CIRCUMSTANCES.

                  Depreciation. As in the case of its existing equipment, the Company will use the Modified Accelerated Cost Recovery System ("MACRS") to depreciate the cost of any equipment (including the New Lithotripsy System) or improvements hereafter acquired. Any additions or improvements to the Lithotripsy Systems will also be depreciated over a five year term using the 200% declining balance method of depreciation, switching to the straight-line method to maximize the depreciation allowance. If purchases or improvements are made after the beginning of any year, only a fraction of the depreciation deduction may be claimed in that year.

                  As under prior law, the 1986 Act provides that the full amount of depreciation on personal property (such as the Lithotripsy Systems) is recaptured upon disposition (i.e., is taxed as ordinary income) to the extent gain is realized on the disposition. Investors should note that the 1986 Act repealed the investment tax credit for all personal property.

                  Company Elections. The Code permits limited liability companies to make elections for the purpose of adjusting the basis of Company property on the distribution of property by a limited liability company to a member and on the transfer of an interest in a limited liability company by sale or exchange or on the death of a member. The general effect of such elections is that transferees of Membership Interests will be treated, for the purposes of depreciation and gain, as though they had a direct interest in the Company's assets, and the difference between their adjusted bases for their Membership Interests and their allocable portion of the Company's bases for its assets will be allocated to such assets based upon the fair market value of the assets at the times of transfers of the Membership Interests. Any such election, once made, cannot be revoked without the consent of the Service. Under the terms of the Operating Agreement, the Managing Board, in its discretion, may make the requisite election necessary to effect such adjustment in basis.

                  Sale of Company Units. Gain realized on the sale of Units by a Member who is not a "dealer" in Units or in membership interests will be taxed as capital gain, except that the portion of the sales price attributable to inventory items and unrealized receivables will be taxed as ordinary income. "Unrealized receivables" of the Company include the Member's share of the ordinary income that the Company would realize as a result of the recapture of depreciation (as described above) if the Company had sold Company depreciable property immediately before the Member sold his Membership Interest. Investors should note that the IRS Restructuring and Reform Act of 1998 generally imposes a maximum tax rate of 20% on net long-term capital gains. To the extent the Company has income attributable to depreciation recapture incurred on the sale of a capital asset, such income will be taxed at a maximum rate of 25%. The Revenue Reconciliation Act of 1993 imposed a maximum potential individual income tax rate of 39.6% on ordinary income.

                  Tax Treatment Of Certain Fees and Expenses Paid By The Company. Under the Code, a Company expenditure will, as a general rule, fall into one of the following categories: (1) deductible expenses -- expenditures such as interest, taxes, and ordinary and necessary business expenses which the Company is entitled to deduct in full when paid or incurred; (2) amortizable expenses -- expenditures which the Company is entitled to amortize (i.e., deduct ratably) over a fixed period of time; (3) capital expenditures -- expenditures which must be added to the amortization or depreciation base of Company property (or Company loans) and deducted over a period of time as the property (or Company loan) is amortized or depreciated; (4) organization expenses -- expenditures related to the organization of the Company, which under Section 709 of the Code are amortized over a 60-month period, provided an election to do so is made; (5) syndication expenses -- expenditures paid or incurred in promoting the sale of interests in the Company, which under Section 709 of the Code must be capitalized but may be neither depreciated, amortized, nor otherwise deducted; (6) Company distributions -- payments to Members representing distributions of Company funds, which may be neither capitalized, amortized nor deducted; (7) start-up expenses -- expenditures incurred by the Company during an initial period, which under Section 195 of the Code may be amortized over a 60-month period; and (8) guaranteed payments to Members -- payments to Members for services or use of capital which are deductible or treated in the other categories of expenditures listed above, provided they meet the applicable requirements.

                  Several amendments to the Code enacted by the Tax Reform Act of 1984 alter established tax accounting principles. One or more of these amendments may affect the federal income tax treatment of fees and expenses, particularly fees paid or incurred by the Company for services. In particular, Code Section 461(h) now provides that an expense or fee paid to a service provider may not be accrued for federal income tax purposes prior to the time "economic performance" occurs. "Economic performance" occurs as (and no sooner than) the service provider provides the required services.

                  All expenditures of the Company must constitute ordinary and necessary business expenses in order to be deducted by the Company when paid or incurred, unless the deduction of any such item is otherwise expressly permitted by the Code (e.g., taxes). Expenditures must also be reasonable in amount. The Service could challenge a fee deducted by the Company on the ground that such fee is a capital expenditure, which must either be amortized over an extended period or indefinitely deferred, rather than deducted as an ordinary and necessary business expense. The Service could also challenge the deduction of any fee on the basis that the amount of such fee exceeds the reasonable value of the services performed, the goods acquired or the other benefits to the Company.

                  Under Section 482 of the Code, the Service has broad discretion to reallocate income, deductions, credits or allowances between entities with common ownership or control if it is determined that such reallocation is necessary to prevent the evasion of taxes or to reflect the income of such entities. The Company is an entity to which Section 482 applies and it is possible that the Service could contend that certain items should be reallocated in a manner that would change the Company's proposed tax treatment of such items.

                  The Company believes the payments to certain Members and their Affiliates are customary and reasonable payments for the services rendered by them to the Company; however, these fees were not determined by arm's length negotiations. Nothing has come to the attention of Counsel which would give Counsel reasonable cause to question the Company's determination. On audit the Service may challenge such payments and contend that the amount paid for the services exceeds the reasonable value of those services. Because of the factual nature of the question of the reasonableness of any particular fee, Counsel cannot express an opinion as to the outcome of the reasonableness of the amount of any fee should the issue be litigated.

                  Syndication Expenses. Section 709 of the Code prohibits a limited liability company taxed as a partnership from deducting or amortizing costs that are incurred to promote the sale of membership interests (i.e., syndication expenses). The Regulations provide definitions for syndication expenses that must be capitalized. Syndication expenses include brokerage fees, registration fees, legal fees for securities advice, accounting fees for preparation of representations to be included in the offering materials, and printing costs of the offering materials. The Company intends to treat the entire amount payable to the Sales Agent as a sales commission for selling the Units, as well as certain other fees and expenses allocable to the preparation of this Memorandum and to the offering of the Units in the Company, as nondeductible, nonamortizable syndication expenses.

                  Investors will economically bear their respective proportionate share of syndication expenses as these costs likely will be paid out of proceeds from the Offering. These costs will be borne irrespective of their amount, timing and ability of the Company to deduct these costs for tax purposes.

                  Management Fee. The Company pays the Management Agent a quarterly management fee equal to 7.5% of Company net profits. The management fee is paid to the Management Agent for the time and attention devoted by it for supervising and coordinating the management and administration of the Company's day-to-day operations pursuant to the terms of the Management Agreement. The Company will continue to deduct the management fee in full in the year paid. Assuming the management fee to be paid to the Management Agent is ordinary, necessary and reasonable in relation to the services provided, Counsel is of the opinion that the Company may deduct the management fee in full in the year paid.

                  State and Local Taxation. Each Investor should consult his own attorney or tax advisor regarding the effect of state and other local taxes on his personal situation.

Other Investment Risks

                  Conflicts of Interest.  The activities of the Company  involve numerous existing and potential conflicts of interest between the Company and certain Members and their Affiliates. See "Compensation and Reimbursement to Certain Members and their Affiliates," "Competition" and "Conflicts of Interest."

                  No Participation in Management. The Managing Board and the Management Agent are vested with full authority to supervise the business and affairs of the Company pursuant to the Operating Agreement and the Management Agreement. Except as otherwise provided in the Operating Agreement or the Act, Members have no right to participate in the management, control or conduct of the Company's business and affairs. The members of the Managing Board, the Management Agent, their employees and their Affiliates are not required to devote their full time to the Company's affairs and intend to continue devoting substantial time and effort to organizing other ventures throughout the United States that are similar to the Company. The members of the Managing Board and the Management Agent will continue to devote such time to the Company's business and affairs as they deem necessary and appropriate in the exercise of reasonable judgment.

                  Ability of the Managing Board to Effect Fundamental Changes. The Managing Board, with the prior approval of the Members representing two-thirds of the aggregate interests in the Company, has the authority under the Operating Agreement to effect transactions that could result in the termination or reorganization of the Company, a total or partial dilution of the Members' interests in the Company, and/or the exchange of interests in another enterprise for the Membership Interests held by the Members.

See "Summary of the Operating Agreement - Fundamental Changes."

                  Members' Obligation to Return Certain Distributions. Except as provided by other applicable law and provided that a Member does not participate in the management or control of the Company, he will not be liable for the liabilities of the Company in excess of his investment, his Guaranty and his ratable share of undistributed profits. However, under Washington law a Member will be liable to the Company for a period of three years for any distributions received from the Company if at the time of such distributions the Member knew that, after giving effect to the distributions, (i) the Company would not be able to pay its debts as they became due in the usual course of business, or
(ii) all liabilities of the Company, other than liabilities as to Members on account of their interest in the Company and liabilities as to which recourse of creditors is limited to specified Company property, exceed the fair value of the Company's assets. For purposes of calculating the assets and liabilities of the Company, the fair value of property in which the recourse of creditors is limited to such property may be treated as a Company asset to the extent that the fair value exceeds outstanding liabilities on the property.

                  Dilution of Members' Interests. The Managing Board, subject to certain limitations set forth in the Operating Agreement, has the authority under the Operating Agreement to cause the Company to issue, offer and sell additional membership interests in the future (a "Dilution Offering"). Upon the sale of interests in the Company in a Dilution Offering, the Percentage Interests of the Members will be proportionately diluted. See "Summary of the Operating Agreement - Dilution Offerings."

                  Liability Under Member Loan. Investors personally borrowing funds to finance a portion of their Unit cash purchase price with the proceeds of a Member Loan will be directly obligated to the Bank as provided in the Loan Documents. A default under the Member Loan could result in the foreclosure of the Investor's right to receive any Company Distributions as well as the loss of other personal assets unrelated to his Membership Interest. Prospective Investors should review carefully all the provisions contained in the Loan Commitment and the terms of the Member Note and Loan and Security Agreement with their counsel and financial advisors. Neither the Company nor the Managing Board endorses or recommends to the prospective Investors the desirability of obtaining financing from the Bank nor does the summary of the Loan Documents provided herein constitute legal advice. A Member's liability under a Member Note continues regardless of whether the Member remains a member in the Company. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Member may have against the Company, the Managing Board or their Affiliates. In addition to the suitability requirements discussed below, any prospective Investor applying for a Bank loan to fund a portion of his Unit purchase must be approved by the Bank for purposes of his delivery of the Member Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors.

                  Long-term Investment. The Managing Board anticipates that the Company will continue to operate the Lithotripsy Systems for an indefinite period of time and that the Company will not liquidate prior to its intended termination. Accordingly, Investors should consider their investment in the Company as a long-term investment of indefinite duration.

                  Limited Transferability and Liquidity of Units. Transferability of Units is severely restricted by the Operating Agreement and the Subscription Agreement, and the consent of the Managing Board is necessary for any other transfers. No public market for the Units exists and none is expected to develop. Moreover, the Units generally may not be transferred unless the Company is furnished with an opinion of counsel, satisfactory to the Managing Board, to the effect that such assignment or transfer may be effected without registration under the Securities Act and any state securities laws applicable to the transfer. The Company will be under no obligation to register the Units or otherwise take any action that would enable the assignment or transfer of a Unit to be in compliance with applicable federal and state securities laws. Thus, a Member may not be able to liquidate an investment in the Company in the event of an emergency and the Units may not be readily accepted as collateral for loans. Moreover, a sale of a Unit by a Member may cause adverse tax consequences to the selling Member, as well as potentially effect a default under any outstanding Member Loan. Accordingly, the purchase of Units must be considered a long-term and illiquid investment.

                  Offering Price. The offering price of the Units has been determined by the Managing Board in accordance with the purchase price formula adopted by the Members in accordance with the Operating Agreement. The approved purchase price formula requires that the price be based upon a fair market valuation of the Company conducted by an independent third-party valuation firm. The valuation is based on various assumptions that may or may not occur. A copy of this valuation will be made available on request. The offering price of the Units is not, however, necessarily indicative of their value, if any, and no assurance can be given that the Units, if and when transferable, could be sold for the offering price or for any amount.

                  Limitation of Managing Board's Liability and Indemnification. The Operating Agreement provides that the Managing Board and its members will not be liable to the Company or to any Member of the Company for errors in judgment or other acts or omissions in connection with the Company except for those involving willful misconduct or gross negligence. Therefore, the Members may have a more limited right of action against the Managing Board and its Members in the event of their misfeasance or malfeasance than they would have absent the limitations in the Operating Agreement. The Company will indemnify the Managing Board and its members against losses sustained by them in connection with the Company, unless such losses are a result of their gross negligence or willful misconduct. In the opinion of the SEC, indemnification for liabilities arising out of the Securities Act is contrary to public policy and therefore is unenforceable.

                  Insurance. The terms of the Loan require the Company to cover the Existing Lithotripsy System by insurance for losses due to fire and other casualties under policies customarily obtained for properties of this type. The Managing Board anticipates that the terms of any additional debt financing for the purchase of the New Lithotripsy System will include similar coverage requirements. Prime Medical Services, Inc. ("Prime"), and the sole shareholder of Sun Medical Technologies, Inc. ("Sun Medical") (the Management Agent and a Member of the Company) maintains active policies of insurance for the benefit of itself and certain affiliated entities covering employee crime, workers' compensation, business and commercial automobile operations, professional liability, inland marine, business interruption, real property and commercial liability risks. These policies include the Company, and the Managing Board believes that coverage limits of these policies are within acceptable norms for the extent and nature of the risks covered. The Company is responsible for its share of premium costs. There are certain types of losses, however, that are either uninsurable or are not economically insurable. For instance, contractual liability is generally not covered under Prime's policies. Should such losses occur with respect to Company operations, or should losses exceed insurance coverage limits, the Company could suffer a loss of the capital invested in the Company and any anticipated profits from such investment.

                  Optional Purchase of Membership Interests.  As provided in the
Operating Agreement, the Company, and then the individual Members, have the option to purchase all the interest of Member who (i) dies, (ii) becomes the subject of a domestic proceeding, (iii) becomes insolvent, (iv) acquires a direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology), or (v) defaults on his obligation under the Guaranty. A Member whose Membership Interest is sold, as provided above, or who ceases to be a Member of the Company for any reason, will be further restricted from having a direct or indirect ownership in a competing venture (including the lease or sublease of competing technology) within the Company's Service Area for two years after the disposition of his Membership Interest. Members, except in certain circumstances set forth in the Operating Agreement, are also absolutely prohibited from disclosing Company trade secrets and confidential information. The option purchase price for the Membership Interests of a Member who becomes insolvent, acquires a direct or indirect ownership interest in a competing venture or defaults under his Guaranty is an amount equal to the Member's share of the Company's book value, if any, as reflected by the Investing Member's capital account in the Company (unadjusted for any appreciation in Company assets and as reduced by depreciation deductions claimed by the Company for tax purposes). Because losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, the capital account value option purchase price may be nominal in amount. In addition, in the event existing or newly enacted laws or regulations or any other legal developments adversely affect (or potentially adversely affect) the operation of the Company or the business of the Company, the Managing Board and Members will in good faith use their best efforts to develop an alternative method of operations for the Company. In the event such an alternative plan cannot be developed within a reasonable time period, the Managing Board is obligated to either (i) cause the sale of the Membership Interests of all of the Members or (ii) dissolve the Company. The option purchase price for the Membership Interest of a Member who dies, becomes involved in a domestic proceeding or is divested due to a legal development adversely or potentially adversely affecting the Company's business will be an amount equal to a multiple of the aggregate distributions recently made with respect to such Membership Interest. See the Operating Agreement attached hereto as Appendix A and "Summary of the Operating Agreement - Optional Purchase of Membership Interests", "- Noncompetition Agreement and Protection of Confidential Information" and "Risk Factors - Operating Risks - Liability Under the Guaranty."

                                   THE COMPANY

                  Washington Urological Services, LLC, a Washington limited liability company (the "Company") was organized and created under the Washington Limited Liability Company Act (the "Act") on August 31, 1998. The existing Members of the Company (the "Initial Members") currently hold an aggregate 100% interest in the Company. In the event that all 40 Units offered hereby are sold, the Initial Members will hold an 80% interest in the Company and the Investors who purchase the Units offered hereby (the "New Members") will hold an aggregate 20% interest in the Company. The Percentage Interests of the Initial Members (aggregate) will decrease by approximately .5% for each Unit sold. In addition, all Percentage Interests are subject to further reduction in the future by any additional dilution offerings. See "Risk Factors - Other Investment Risks - Dilution of Members' Interests." The principal executive office of the Company and the Managing Board is located at 15195 National Avenue, Suite 203, Los Gatos, California 95032. The telephone number of the Company and the Managing Board is (800) 750-0786.

                              TERMS OF THE OFFERING

The Units and Subscription Price

                  The Company hereby offers an aggregate of up to 40 Units of limited liability company membership interest in the Company (the "Units"). Each Unit represents an initial 0.5% economic interest in the Company. See "Risk Factors - Other Investment Risks - Dilution of Members' Interests." Each Investor may purchase not less than one Unit. The Managing Board may, however, in its sole discretion, sell less than one Unit as an additional investment and reject in whole or in part any subscription. The price for each Unit is $4,237 in cash, plus a personal guaranty of 0.5% of the Company's obligations under the Loan of $550,000 from the Bank (up to a $2,750 principal guaranty obligation per Unit). See "Terms of the Offering - Guaranty Arrangements." The cash purchase price and Guaranty are due at subscription; however, certain qualified Investors may personally borrow funds from a third-party financial institution to pay a portion of the cash purchase price. For the convenience of the Investors, the Company has arranged for financing of a portion of the Unit cash purchase price with the Bank. See "Terms of the Offering - Member Loans." The proceeds of the Offering will first be used by the Company to pay Offering costs and expenses, and the remaining proceeds, if any, will then be used to finance a portion of the cost of purchasing a new Storz Modulith(R) SLX-T lithotripter (estimated at $405,000) and a new mobile van (estimated at $75,000), as well as pay applicable state sales or use taxes on the New Lithotripsy System. See "Sources and Applications of Funds." The proceeds of this Offering cannot be calculated until the number of Units sold has been determined at the Closing. In any event, the proceeds of the Offering will be insufficient to fund all of the costs described above, and it is anticipated that the Company will also use the proceeds of debt financing to fund such costs. There is no assurance, however, that debt financing will be available for such purposes. See "Risk Factors - Operating Risks - Company Limited Resources and Risks of Leverage."

Acceptance of Subscriptions

                  To enable the Bank and the Managing Board to make credit and investor decisions, respectively, each prospective Investor must complete and deliver to the Managing Board a Purchaser Financial Statement in the form included in the Subscription Packet accompanying this Memorandum, or a substitute financial statement containing the same information as provided therein, and pages one and two of the prospective Investor's most recently filed Form 1040 U.S. Individual Income Tax Return. An Investor that pays the full amount of his Unit purchase price with a check at subscription and whose subscription is received and accepted by the Company and the Bank (for the purposes of the Guaranty), will become a Member in the Company, and his subscription funds will be released from escrow to the Company. Acceptance by the Managing Board of a subscription of an Investor that elects to finance a portion of the Unit cash purchase price with the proceeds of a Member Note is conditioned upon the Bank's approval of such loan. If the financing Investor is otherwise acceptable to the Company, after receipt of the Bank's approval, the Company will inform the Escrow Agent that it has accepted the Investor's subscription and the Escrow Agent will release the Investor's cash subscription proceeds to the Company and the Loan Documents to the Bank, and the Bank, in turn, will pay the proceeds from the Member Note to the Company. The Investor will become a Member in the Company at the time the Bank releases the proceeds of his Member Note to the Company. Subscriptions may be rejected in whole or in part by the Company and need not be accepted in the order received. To the extent the Company rejects or reduces an Investor's subscription as provided above, the Investor's Unit cash purchase price, Guaranty, and the principal amount of his Member Note will be proportionately refunded and reduced, as the case may be. Notice of acceptance of an Investor's subscription to purchase Units and his Percentage Interest in the Company will be furnished promptly after acceptance of the Investor's subscription.

Guaranty Arrangements

                  Each Investor will be required to execute a Guaranty as a part of his subscription. Each Member will have substantial exposure under his Guaranty. See "Risk Factors - Liability Under the Guaranty." The following summary of certain provisions of the Guaranty does not constitute legal advice. The form of the Guaranty is set forth in the Subscription Packet accompanying this Memorandum and should be reviewed carefully by prospective Investors and their counsel.

                  Liability Under the Guaranty. Each Investor will be required to execute and deliver to the Bank a Guaranty pursuant to which he will personally guarantee the payment by the Company of a portion of its obligations to the Bank under the Loan. For each Unit purchased, an Investor will be required to guarantee 0.5% of the Company's total obligations under the Loan, which is equivalent to up to a $2,750 principal obligation guaranty per Unit. As of the date of this Memorandum, the outstanding principal balance of the Loan is $433,000 however the terms of the Loan provide for the renewal thereof, and therefore, Investors should view their personal obligations under their Guaranties to equal their pro rata share of the original Loan amount (i.e., $550,000). Liability under the Guaranty may exceed $2,750 per Unit because the guaranty obligation per Unit includes not only principal, but also 0.5% of all accrued and unpaid interest, late payment penalties and legal costs incurred by the Bank in collecting any defaulted payments.

                  The amount of the Members' Guaranties will be proportionately reduced from time to time to the extent of the payments made by the Company under the Loan. Interest-only was payable monthly during the first six months of the Loan. The interest-only period expired on March 18, 2000 and the outstanding Loan principal, plus accrued interest, is payable over 36 monthly installments as provided below. The amount of each of the first 35 equal monthly installments of principal and interest is equal to the monthly payment resulting from amortization of the outstanding Loan principal over 36 months, assuming a fixed 10% per annum interest rate. A final payment of all outstanding principal and accrued interest will be payable in the 36th month. The 10% interest rate, as provided above, is used only for purposes of calculating the amount of the equal monthly installments over the 35 month period. Loan interest actually accrues at the Bank's Prime Rate, as the same may change from time to time. Pursuant to a formula set forth in the Loan promissory note, prepayments of Loan principal must be made annually out of Company Cash Flow until the Loan is paid in full. As of the date of this Memorandum, the Company has not made any prepayments. The Managing Board believes that Loan principal prepayments will reduce the term of the Loan. The monthly installment payments of principal and interest for the term of the Loan are equal to $13,972 per month.

                  If Company operations continue to generate sufficient revenues to enable the Company to make all payments under the Loan to the Bank when due, such payments will be sufficient to repay the Bank fully over the term of the Loan, and no Member will be required to perform under his Guaranty. However, a default by the Company or the Members under the Loan or the Guaranties will entitle the Bank to exercise one or more of the following remedies: (i) declare all principal payments and accrued interest immediately due and payable; (ii) foreclose on its security interest in the Company's assets (including the Lithotripsy Systems and the Company's accounts receivable); and/or (iii) seek payment directly from the Members under the Guaranties. Events of default include the following: (i) default in the payment or performance of any obligation, covenant or liability contained or referred to in the Loan documents, including the Guaranties, unless remedied to the reasonable satisfaction of Bank within 30 days; (ii) any warranty, representation or statement made or furnished to the Bank by or on behalf of the Company or any of its guarantors (including the Members) proving to have been false in any material respect when made or furnished; (iii) loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the collateral, or the making of any levy, seizure or attachment thereof or thereon, which is not removed within 30 days; (iv) dissolution, termination of existence (or, in the case of an individual guarantor, death), insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Company or any guarantor which is not favorably terminated within 30 days; (v) the Company's failure to maintain its existence in good standing unless remedied within 30 days of notice by the Bank; (vi) the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of the Company is displaced of their authority in the conduct of their business or their business is curtailed; (vii) upon the entry of any monetary judgment or the assessment and/or filing of any tax lien against the Company or any guarantor or upon the issuance of any writ or garnishment or attachment against any property of, debts due or rights of the Company or such guarantor to specifically include the commencement of any action or proceeding to seize monies of the Company or such guarantor on deposit in any bank account with the Bank, which is not removed or terminated within 30 days. However, any default by any one or more of the Company's guarantors under the above provisions applicable thereto, will only be an actionable default if one or more such defaulting guarantors either alone or in the aggregate guarantees 25% or more of the Loan, and provided further that the Bank has not, within twelve months of the occurrence of such guarantor's default, received, accepted and approved a substitute guaranty or guaranties from a party or parties acceptable to it in an amount greater than or equal to the amount of such defaulting guarantor's guaranties, or the Company has not made a prepayment of the Loan principal in an amount equal to the amount of the defaulting guarantor's guaranty. The Bank may also accelerate the Loan if it should deem itself, or its collateral, insecure or the payment or performance under the Loan impaired and may demand additional collateral at any time it deems the Loan to be insufficiently secured. As discussed below, under the terms of the Guaranties, Members waive certain rights to which they might otherwise be entitled, and are required to pay their share of the Bank's attorneys' fees and court costs if the Bank is successful in enforcing the Guaranties through a lawsuit. Copies of the Company's Loan documentation with the Bank are available upon request to the Managing Board.

                  The Guaranties are a guaranty of payment and not of collection. As a result, the liability of the Members under the Guaranties is direct and immediate and not conditional or contingent upon either the pursuit of any remedies against the Company or any other person (including any other guarantor) or foreclosure of any security interest or liens available to the Bank. The Bank may accept any payment, plan for adjustment of debts, plan for reorganization or liquidation, or plan of composition or extension proposed by, or on behalf of, the Company without in any way affecting or discharging the liability of the Members. Members waive any right to require that an action first be brought against the Company, any other guarantor or any other person, or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Bank in favor of the Company or any other person. The Guaranty is a continuing guaranty that by its terms survives the death, bankruptcy, dissolution or disability of a Member guarantor. A Member's liability under a Guaranty continues regardless of whether the Member remains a member in the Company.

                  Under the terms of the Guaranties, the Members expressly waive: (i) notice of acceptance of the guaranty and of extensions of credit to the Company; (ii) presentment and demand for payment of the Company's promissory note; (iii) protest and notice of dishonor or of default; (iv) demand for payment under the Guaranty; and (v) all other notice to which the Member might otherwise be entitled.

                  The principal liability of an Investor under the Guaranty will be up to $2,750 per Unit. Each Investor should regard his exposure with respect to his investment in the Company to be his cash subscription ($4,237 per Unit) plus the amount for which he is personally liable under his Guaranty, up to $2,750 per Unit in principal, plus accrued and unpaid interest, as well as late payment penalties, legal fees and court costs. An Investor should not purchase a Unit if he does not have resources sufficient to bear the loss of this entire amount. The Guaranty generally provides that within thirty days following the Bank's determination that the Company is in default under the Loan, the Bank will send a notice to each Member (the "Notice") setting forth the Company's total Loan obligations as of the date of the Notice (inclusive of all interest, late payment penalties and legal costs incurred in connection with the enforcement of such obligation accrued but unpaid through such date), together with a statement of the amount which the Member is responsible for paying (the "Guaranty Amount"). Failure by the Bank to send the Notice in a timely fashion will not, however, release the Member guarantor from any liability under his Guaranty. The Notice will provide that unless the Bank receives payment of the Guaranty Amount from the Member within five business days following the date of the Notice, the Guaranty Amount will be increased by the Member's pro rata share (based on the number of guarantors who did not pay the Guaranty Amount within five days of the date of the notice) of any additional accrued but unpaid interest, late payment penalties and legal costs through the date such payment is made. Because each Guaranty runs directly from the Member to the Bank, claims or defenses the Member may have against the Company or the Managing Board may not be used to avoid payment under the Guaranty. See the form of the Guaranty included in the Subscription Packet accompanying this Memorandum. See also "Terms of the Offering - Suitability Standards."

                  Approval of Bank. In addition to meeting the suitability requirements discussed below under "Suitability Standards," each Investor must be approved by the Bank for purposes of their delivery of the Guaranty. The Bank has established its own criteria for approving the credit-worthiness of Investors, either individually or as a group, and has not established objective minimum suitability standards. Instead, the Bank is empowered under the terms of the Loan to accept or reject any Investor. See "Risk Factors - Operating Risks - Liability Under the Guaranty."

Member Loans

                  The purchase price for the Units is payable in cash. The prospective Investor may pay for the Units with personal funds alone or in part with such funds, together with either loan proceeds personally borrowed by the Investor under a Member Loan or other loan. Financing under the Member Loans was arranged by the Company with the Bank as provided in the Loan Commitment, attached hereto as Appendix B. Prospective Investors should review carefully all the provisions contained in the Loan Commitment and the terms of the Member Note and Loan and Security Agreement with their counsel and financial advisors. Neither the Company nor the Managing Board endorses or recommends to the prospective Investors the desirability of obtaining financing from the Bank nor does the summary of the Loan Documents provided herein constitute legal advice. If the prospective Investor wishes to finance a portion of the cash purchase price of his Units as provided herein, he must deliver to the Sales Agent upon submission of his Subscription Packet an executed Member Note payable to the Bank and Note Addendum, the form of which are attached as Exhibit A to the Loan Commitment, a Loan and Security Agreement, the form of which is attached as Exhibit B to the Loan Commitment, a Security Agreement, the form of which is attached as Exhibit C to the Loan Commitment and two UCC-1's, the forms of which are attached to the Subscription Packet (collectively, the "Loan Documents"). In no event may the maximum amount borrowed per Unit exceed $1,737. The Member Note is repayable in twelve (12) predetermined installments in the respective amounts set forth in the Loan Commitment. The installments are payable on each January 15th, April 15th, June 15th and September 15th commencing on September 15, 2000 (assuming the Closing occurs prior to May 31, 2000), with a thirteenth (13th) and final installment in an amount equal to the principal balance then owed on the Member Note and all accrued, unpaid interest thereon due and payable on the third anniversary of the first installment date. Interest accrues at the Bank's "Prime Rate," as the same may change from time to time. The Prime Rate refers to that rate of interest established by the Bank and identified as such in literature published and circulated within the Bank's offices. Such term is used as a means of identifying a rate of interest index and not as a representation by the Bank that such rate is necessarily the lowest or most favorable rate of interest offered to borrowers of the Bank generally. A prospective Investor will have no claim or right of action based on such premise. See the form of the Member Note attached as Exhibit A to the Loan Commitment which is attached hereto as Appendix B.

                  The Member Note will be secured by the cash flow distributions payable with respect to the prospective Investor's Membership Interest as provided in the Loan and Security Agreement and the Security Agreement and as evidenced by the UCC-1s. By executing the Loan and Security Agreement, the prospective Investor requests the Bank to extend the Loan Commitment to him if he is approved for a Member Loan. The Loan and Security Agreement also authorizes (i) the Bank to pay the proceeds of the Member Note directly to the Company and (ii) the Company to remit funds directly to the Bank out of the prospective Investor's share of any Distributions represented by the prospective Investor's percentage Membership Interest to fund installment payments due on the prospective Investor's Member Note. See the form of the Loan and Security Agreement attached as Exhibit B to the Loan Commitment which is attached hereto as Appendix B.

                  If the prospective Investor is approved by the Bank and is acceptable to the Managing Board, the Escrow Agent will, upon acceptance of the Investor's subscription by the Managing Board, release the Loan Documents to the Bank and the Bank will pay the proceeds of the Member Note to the Company to fund a portion of the Investor's Unit purchase. The prospective Investor will have substantial exposure under the Member Note. Regardless of the results of the Company's operations, a prospective Investor will remain liable to the Bank under his Member Note according to its terms. The Bank can accelerate the entire principal amount of the Member Note in the event the Bank in good faith believes the prospect of timely payment or performance by the prospective Investor is impaired or the Bank otherwise in good faith deems itself or its collateral insecure and upon certain other events, including, but not limited to, nonpayment of any installment. The Bank may also request additional collateral in the event it deems the Member Note insufficiently secured. A Member's liability under a Member Note also continues regardless of whether the Member remains a member in the Company. A Member's liability under a Member Note is directly with the Bank. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Member may have against the Company, the Managing Board or their Affiliates. In addition to the suitability requirements discussed below, the prospective Investor must be approved by the Bank for purposes of his delivery of the Member Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors. See "Risk Factors - Other Investment Risks - Liability Under Member Loan."

Subscription Period; Closing

                  The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time, on June 6, 2000 (the "Closing Date"), unless sooner terminated by the Managing Board or unless extended for an additional period up to 180 days. See "Plan of Distribution."

Offering Exemption

                  The Units are being offered and will be sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, as amended, and an exemption from state registration provided by the National Securities Markets Improvement Act of 1996. The suitability standards set forth below have been established in order to comply with the terms of these offering exemptions.

Suitability Standards

                  In addition to the suitability requirements discussed below, each Investor wishing to obtain a Member Loan must be approved by the Bank. The Bank has established its own criteria for approving the credit-worthiness of Investors and has not established objective minimum suitability standards. The Bank has sole discretion to accept or reject any Investor.

                  An investment in the Company involves a high degree of financial risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments and who can afford to lose all of their investment. See "Risk Factors - Other Investment Risks - Limited Transferability and Illiquidity of Units." An Investor should not purchase a Unit if the Investor does not have resources sufficient to bear the loss of the entire amount of the purchase price, including any portion financed. The Managing Board anticipates selling Units only to individual investors; however, the Managing Board reserves the right to sell Units to entities.

                  Because of the risks involved, the Managing Board anticipates selling the Units only to Investors residing in Washington who it reasonably believes meet the definition of "accredited investor" as that term is defined in Rule 501 under the Securities Act, but reserves the right to sell up to 35
Investors who are nonaccredited investors. Certain institutions and the following individuals are "accredited investors":

(1) An individual whose net worth (or joint net worth with his or her spouse) exceeds $1,000,000 at the time of subscription;

                  (2) An individual who has had an individual income in excess of $200,000 in each of the two most recent fiscal years and who reasonably expects an individual income in excess of $200,000 in the current year; or

                  (3) An individual who has had with his or her spouse a joint income in excess of $300,000 in each of the two most recent fiscal years and who reasonably expects a joint income in excess of $300,000 in the current year.

                  Individual Investors must also be at least 21 years old and otherwise duly qualified to acquire and hold limited liability company membership interests. The Managing Board reserves the right to refuse to sell Units to any person, subject to federal and applicable state securities laws.

                  Each Investor must make an independent judgment, in consultation with his own counsel, accountant, investment advisor or business advisor, as to whether an investment in the Units is advisable. The fact that an Investor meets the Company's suitability standards should in no way be taken as an indication that an investment in the Units is advisable for that Investor.

                  It is anticipated that suitability standards comparable to those set forth above will be imposed by the Company in connection with resales, if any, of the Units. Transferability of Units is severely restricted by the Operating Agreement and the Subscription Agreement. See "Summary of the Operating Agreement - Restrictions on Transfer of Membership Interests."

                  Investors who wish to subscribe for Units must represent to the Company that they meet the foregoing standards by completing and delivering to the Sales Agent a Purchaser Questionnaire in the form included in the Subscription Packet. Each Purchaser Representative, if any, acting on behalf of an Investor in connection with this Offering must complete and deliver to the Sales Agent a Purchaser Representative Questionnaire (a copy of which is available upon request to the Managing Board).

How to Invest

                  Investors who meet the qualifications for investment in the Company and who wish to subscribe for Units may do so by following the instructions included in the Subscription Packet accompanying this Memorandum. All information provided by Investors will be kept confidential and not disclosed except to the Company, the Managing Board, the Bank and their respective counsel and Affiliates and, if required, to governmental and regulatory authorities.

Restrictions on Transfer of Units

                  The Units have not been registered under the Securities Act or under any state securities laws and holders of Units have no right to require the registration of such Units or to require the Company to disclose publicly information concerning the Company. Units can be transferred only in accordance with the provisions of, and upon satisfaction of, the conditions set forth in the Operating Agreement. Among other things, the Operating Agreement provides that no assignment of Units may be made if such assignment could not be effected without registration under the Securities Act or state securities laws. Moreover, the assignment generally must be made to an individual approved by the Managing Board who meets the suitability requirements described in this Memorandum.

                  Assignors of Units will be required to execute certain documents, in form and substance satisfactory to the Managing Board, instructing it to effect the assignment. Assignees of Units may also, in the discretion of the Managing Board, be required to pay all costs and expenses of the Company with respect to the assignment.

                  Any assignment of Units or the right to receive Company distributions in respect of Units will not release the assignor from any liabilities connected with the assigned Units, including liabilities under the Guaranty and any Member Loan. Such assignment may constitute an event of default under a Member Loan. An assignee, whether by sale or otherwise, will acquire only the rights of the assignor in the profits and capital of the Company and not the rights of a Member, unless such assignee becomes a substituted Member. An assignee may not become a substituted Member without (i) either the written consent of the assignor and the Managing Board, or the consent of a Majority in Interest of the Members (except the assignor Member) and the Managing Board,
(ii) the submission of certain documents and (iii) the payment of expenses incurred by the Company in effecting the substitution. An assignee, regardless of whether he becomes a substituted Member, will be subject to and bound by all the terms and conditions of the Operating Agreement with respect to the assigned Units. See "Summary of the Operating Agreement - Restrictions on Transfer of Membership Interests."

                              PLAN OF DISTRIBUTION

                  Subscriptions for Units will be solicited by MedTech Investments, Inc., the Sales Agent, which is an Affiliate of Sun Medical. The Sales Agent has entered into a Sales Agency Agreement with the Company pursuant to which the Sales Agent has agreed to act as exclusive agent for the placement of the Units on a "best efforts" any or all basis. The Sales Agent is not obligated to purchase any Units.

                  The Sales Agent is a North Carolina corporation that was formed on December 23, 1987, and became a member of the National Association of Securities Dealers on March 15, 1988. The Sales Agent will be engaged in other similar offerings on behalf of Affiliates of Sun Medical during the pendency of this Offering and in the future. The Sales Agent is a wholly owned subsidiary of Prime. Investors should note the material relationship between the Sales Agent and Sun Medical, and are advised that the relationship creates conflicts in the Sales Agent's performance of its due diligence responsibilities under the Federal securities laws.

                  As compensation for its services, the Sales Agent will receive a commission equal to $75 for each Unit sold. No other commissions will be paid in connection with this Offering. Subject to the conditions as provided above, the Sales Agent may be reimbursed by the Company for its out-of-pocket expenses associated with the sale of the Units in an amount not to exceed $7,000. The Company has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

                  The   Company   will  not  pay  the  fees  of  any   purchaser
representative, financial advisor, attorney, accountant or other agent retained by an Investor in connection with his or her decision to purchase Units.

                  The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time, on June 6, 2000, (or earlier, in the discretion of the Managing Board), unless extended at the discretion of the Managing Board for an additional period not to exceed 180 days. See "Terms of the Offering - Subscription Period; Closing."

                  The Company seeks by this Offering to sell a maximum of 40 Units for a maximum of an aggregate of $169,480 in cash ($166,480 net of Sales Agent Commissions). The Company has set no minimum number of Units to be sold in this Offering. The subscription funds, Guaranty and Loan Documents, if any, received from each Investor will be held in escrow (which, in the case of cash subscription funds, shall be held in an interest bearing escrow account with the
Bank) until either the Investor's subscription is accepted by the Company (and approved by the Bank in the case of the Guaranties and financed purchases of Units), the Company rejects the subscription or the Offering is terminated. Upon the receipt and acceptance of an Investor's subscription by the Company, the Investor will be admitted to the Company as a Member, provided that acceptance of subscriptions by an Investor that elects to finance a portion of his Unit cash purchase price is also conditioned on Bank approval. In connection with his admission as a Member, the Investor's subscription funds will be released from escrow to the Company, and his Guaranty and Loan Documents, if any, will be released to the Bank which will pay the proceeds from any Member Note to the Company. In the event a subscription is rejected, all subscription funds
(without interest), the Guaranty, the Loan Documents, if any, and other subscription documents held in escrow will be promptly returned to the rejected Investor. A subscription may be rejected in part (subject to the minimum one Unit investment), in which case a portion of the subscription funds (without interest), the Guaranty and any Member Note will be returned to the Investor.

                               BUSINESS ACTIVITIES

General

                  The Company was formed to (i) acquire one or more Lithotripsy Systems and operate them in the Service Area, (ii) improve the provision of healthcare in the Company's Service Area by taking advantage of both the technological innovations inherent in the Modulith(R) SLX-T and the Company's quality assurance and outcome analysis programs, and (iii) make cash distributions to its Members from revenues generated by the operation of the Lithotripsy Systems. The Company owns and operates the Existing Lithotripsy System in the Service Area and has contracted with the 16 Contract Hospitals to provide lithotripsy services to their patients.

Treatment Methods for Kidney Stone Disease

                  Urolithiasis, or kidney stone disease, affects an estimated 600,000 persons per year in the United States. The exact cause of kidney stone formation is unclear, although it has been attributed to diet, climate, metabolism and certain medications. Approximately 75% of all urinary stones pass spontaneously, usually within one to two weeks, and require little or no clinical or surgical intervention. All other kidney stones, however, require some form of medical or surgical treatment. A number of methods are currently used to treat kidney stones. These methods include drug therapy, endoscopic and laser procedures, open surgery, percutaneous lithotripsy and extracorporeal shock wave lithotripsy. The type of treatment a urologist chooses depends on a number of factors such as the size of the stone, its location in the urinary system and whether the stone is contributing to other urinary complications such as blockage or infection. The extracorporeal shock wave lithotripter, introduced in the United States from West Germany in 1984, has dramatically changed the course of kidney stone disease treatment. The Company estimates that currently up to 95% of all kidney stones that require treatment can be treated by lithotripsy. Lithotripsy involves the use of shock waves to disintegrate kidney stones noninvasively.

The Existing Lithotripsy System

                  Upon closing the Loan, the Company used a portion of the Loan proceeds (approximately $400,000) to acquire a new Modulith(R) SLX-T lithotripter. The Modulith(R) SLX-T received FDA premarket approval on March 27, 1997. The Managing Board and its Affiliates have limited, but positive, direct experience with the use of the Modulith(R) SLX-T lithotripter. Preliminary reports from abroad and "word of mouth" anecdotal evidence indicates that the Modulith(R) SLX-T is as effective as most of the "portable" lithotripters in the market. See "Risk Factors - Operating Risks - Reliability and Efficacy of the Storz Modulith(R) SLX-T."

                  The Modulith(R) SLX-T was especially adapted for the treatment of urological stones. In addition to the efficient fragmentation of all types of urinary tract stones, the Modulith(R) SLX-T is suitable for performing a range of urological examinations including cystoscopy and ureterorenoscopy. The Modulith(R) SLX-T consists of a cylindrical pressure wave generator, an OEC 9800 C-arm x-ray system unit and a patient table. The Modulith(R) SLX-T generates pressure waves electromagnetically from the cylindrical energy source and parabolic reflector. The pressure wave generator operates without an acoustic lens, thus avoiding such disadvantages as energy dissipation and aperture limitations. The pressure at the focal point can be varied by means of the energy control in nine steps from 10 Mpa to 100 Mpa. The energy source is fitted with an axial and lateral air-bag. When expanded during fluoroscopy, these air-bags ensure optimal X-ray image quality for monitoring purposes. The pressure wave coupling is dry (water cushion is used). The shock-wave may be released at fixed frequencies of 1 Hz, 1.5 Hz or 2 Hz, or may be triggered using the ECG and/or respiration. The Modulith(R) SLX-T localizes stones using an OEC 9800 C-arm X-ray system. The X-ray system employs an image intensifier, cassette film, digital spot imaging capability and two high resolution 16" monitors capable of displaying stored digital images. The patient table can be moved electronically in all three dimensions, and a floating function allows for quick patient positioning. The table is X-ray transparent and allows visualization of the entire urinary tract. The table includes a patient cradle which provides comfortable and secure support in the prone, supine and lateral positions.

                  The Company's existing Modulith(R) SLX-T came with an eighteen month limited warranty (commencing in March 1999) during which time all maintenance, repairs, shock tubes, glassware and capacitors are provided free of charge. The Managing Board anticipates that upon the expiration of the warranty, the Company will either pay for maintenance service on the Modulith(R) SLX-T on an as needed basis, or enter into an annual maintenance agreement with a third-party service provider. The Managing Board estimates that expenditures for maintenance of the Modulith(R) SLX-T will be approximately $40,000 per year.

                  The Company also used a portion of the Loan proceeds ($68,000) to acquire from AK Associates, L.L.C., an Affiliate of Sun Medical, a Ford 400 Series van which was customized to include a 14' cargo box to house the lithotripter while it is transported from site to site. The floor of the van is loading dock height so the lithotripter can be easily loaded on and off the van at each treatment facility. The van is also upfitted with a lift gate with a load capacity of 3,000 pounds for easy loading of the lithotripter from street level. The van has been modified for securing the lithotripter and its accessories during transport and for heating the cargo box during the winter to prevent freezing of the lithotripter and its components. The Company did not purchase the manufacturer's service contract for the van. Instead, the Company pays for service on an as needed basis. The Managing Board estimates that expenditures for maintenance and repair of the van will be approximately $6,000 per year.

Acquisition of New Lithotripsy System

                  It is anticipated that during the current calendar year the Company will purchase a new Modulith(R) SLX-T lithotripter (estimated at $405,000) and a new Ford 400 Series van (or an equivalent model van) to transport the Modulith(R) SLX-T from site to site (estimated at $75,000) with the proceeds of this Offering and the proceeds of debt financing. The Offering proceeds cannot be accurately determined until the Closing has occurred and the number of Units sold has been calculated. In any event, such proceeds will not be sufficient to fund all anticipated expenses. In the view of risks associated with leverage, a desire to conserve Partnership resources and the absence of commitments for new hospital contracts, it is not expected that the Company will acquire the New Lithotripsy System unless at least a minimal number of Units are sold in this Offering and sufficient business opportunities with new treatment centers are anticipated by the Managing Board to be available. See "Risk Factors
- Operating Risks - Company Limited Resources and Risks of Leverage" and "Sources and Applications of Funds." The portion of the proceeds of the Offering reserved for the purchase of the New Lithotripsy System will be held in the Company's capital reserves until the purchase of the New Lithotripsy System is made. The terms of the Loan may restrict the Company's ability to obtain another financing commitment, and although members of the Managing Board maintain good relationships with certain commercial lending institutions, the Company has not obtained a loan commitment from any party in any amount and whether one would timely be forthcoming on terms acceptable to the Company cannot be assured.

Acquisition of Additional Assets

                  If in the future the Managing Board determines that it is in the best interest of the Company to acquire (i) one or more fixed base or mobile Lithotripsy Systems, (ii) any other urological device or equipment, so long as such device has FDA premarket approval at the time it is acquired by the Company, and/or (iii) an interest in any business entity that engages in a urological business described above, the Managing Board has the authority to establish reserves or, subject to certain restrictions in the Loan, to borrow additional funds on behalf of the Company to accomplish such goals, and may use Company assets and revenues to secure and repay such borrowings. The Managing Board must obtain the prior approval of the Members representing two-thirds of the aggregate interests in the Company to take certain actions. See "Summary of the Operating Agreement - Powers of the Managing Board and Members' Voting Rights." The acquisition of such assets likely would result in higher operating costs for the Company. The Managing Board does not anticipate acquiring additional Company assets unless projected Company Cash Flow or proceeds from a Dilution Offering are sufficient to finance such acquisitions. No Member would be personally liable on any Company indebtedness without such Member's prior written consent. There is no assurance that additional financing would be available to the Company to acquire additional assets or to fund any additional working capital requirements. Any additional borrowing by the Company will serve to increase the risks to the Company associated with leverage, as well as to increase the risks that cash from operations will be insufficient to fund the obligations secured by the Members' Guaranties. See "Risk Factors - Operating Risks - Company Limited Resources and Risks of Leverage" and "Risk Factors - Operating Risks - Liability Under the Guaranty."

Hospital Contracts

                  The Company has entered into Hospital Contracts to provide lithotripsy services at 16 treatment centers in the Service Area. The Contract Hospitals are:

                           Columbia Capital Medical Center
                           Jefferson General Hospital
                           Kennewick General Hospital
                           Providence General Medical Center
                           Providence St. Peter Hospital
                           Providence Yakima Hospital
                           St. Francis Community Hospital
                           St. Joseph Hospital & Health Center
                           St. Mary Medical Center
                           Sequim Clinic
                           Swedish Hospital Medical Center
                           The Everett Clinic
                           Walla Walla Clinic
                           Walla Walla General Hospital
                           Washington Cascade Surgery Center
                           Yakima Urology Surgery Center

                  Generally, the Hospital Contracts grant the Company the exclusive right to deliver lithotripsy services to the relevant Contract Hospital. The Swedish Hospital contract also provides that, without the prior consent of such Contract Hospital, the Company may not provide lithotripsy services to any other health care facility (with the exception of Providence General Medical Center) within a five-mile radius of the Contract Hospital. The Hospital Contracts require the Company to make a lithotripter available at the facilities as agreed to by the Contract Hospital and the Company. The Company generally also provides a technician and certain ancillary services such as scheduling necessary for the lithotripsy procedure. The Contract Hospitals generally pay the Company a fee for each lithotripsy procedure performed at that health care facility. The contracts expire by their terms at various times through December 31, 2002 and generally provide for automatic renewal on a year to year basis. Most of these contracts may be terminated without cause upon 180 days or less written notice by either party prior to any renewal date, or upon customary events of default. The Management Agent is currently negotiating written services agreements with Evergreen Hospital Medical Center and Olympic Memorial Hospital, and the Company is presently providing services to these facilities on a month-to-month basis. No assurance can be given that the Management Agent will be successful in obtaining such contracts. The Managing Board believes it has a good relationship with many of the Contract Hospitals. There is no assurance, however, that one or more of the Hospital Contracts will not terminate in the future. See "Risk Factors - Operating Risks - Contract Terms and Termination." The Company is attempting to negotiate similar agreements to the existing Hospital Contracts with additional treatment centers in the Service Area.

                  Reimbursement Agreements. Prime and its Affiliates have negotiated third-party reimbursement agreements with certain national and local payors. The national agreements apply to all the lithotripsy companies with which Prime is affiliated. Although the Company currently provides services under the Hospital Contracts on a wholesale basis, the Company may be able to take advantage of these reimbursement agreements in the future in the event it contracts with a treatment facility on a retail basis. Some of the national and local payors have agreed to pay a fixed price for the lithotripsy services. Generally the agreements may be terminated by either party on 90 days' notice. The national and local reimbursement agreements that have been negotiated or renegotiated in the past two to four years almost entirely provide for lower reimbursement rates for lithotripsy services than the older agreements.

Operation of the Lithotripsy Systems

                  It is anticipated that the Company will continue to provide services under the Hospital Contracts and similar arrangements. See "Business Activities - Hospital Contracts" and "Risk Factors - Operating Risks - Contract Terms and Termination." Qualified physicians who make appropriate arrangements with Contract Hospitals receiving lithotripsy services pursuant to the Hospital Contracts and other lithotripsy service agreements may treat their own patients using the Lithotripsy Systems after they have received any necessary training required by the rules of such Contract Hospital. The Company may also make arrangements to make the Lithotripsy Systems available to qualified physicians (including but not limited to qualified physician Members) desiring to treat their own patients after they have received any necessary training. The Managing Board and Management Agent will endeavor to the best of their abilities to require that physicians using the Company's Lithotripsy Systems comply with the Company's quality assurance and outcome analysis programs in order to maintain the highest quality of patient care. In addition, the Company reserves the right to request that (i) physicians (or members of their practice groups) treat only their own patients with the Lithotripsy Systems, and (ii) physician Members disclose to their patients in writing their financial interest in the Company prior to treatment, if it determines that such practices are advisable under applicable law. See "Regulation." The treating qualified physician will be solely responsible for billing and collecting on his own behalf the professional service component of the treatment procedure. Owning an interest in the Company is not a condition to using the Lithotripsy Systems. Thus, local qualified physicians who are not Members will be given the same opportunity to treat their patients using the Lithotripsy Systems as provided above.

Management

                  The Company has entered into a management agreement (the "Management Agreement") with the Management Agent whereby the Management Agent is obligated to supervise and coordinate the management and administration of the operation of the Lithotripsy Systems on behalf of the Company in exchange for a quarterly management fee equal to 7.5% of Company net profits. See "Compensation and Reimbursement to Certain Members and their Affiliates." For the purposes of the Management Agreement, the term "net profits" refers to the excess, if any, of the Company's revenues from operations (adjusted for revenues from Capital Transactions) and funds released from reserves, over cash operating expenses (not funded by loans or reserves). The Management Agent's services under the Management Agreement include making available any necessary training of physicians in the proper use of the lithotripsy equipment, monitoring technological developments in renal lithotripsy and advising the Company of these developments, arranging continuing education programs for qualified physicians who use the lithotripsy equipment and providing advertising, billing, accounts collection, equipment maintenance, medical supply inventory and other incidental services necessary for the efficient operation of the Lithotripsy Systems. The Management Agent also assists the Managing Board in the coordination and supervision of the Company's quality assurance and outcome analysis programs. Costs incurred by the Management Agent in performing its duties under the Management Agreement are the responsibility of the Company. The Management Agent's engagement under the Management Agreement is as an independent contractor, and except as otherwise provided in the Management Agreement, neither the Company nor its Members have any authority or control over the method or manner in which the Management Agent performs its duties under the Management Agreement. The Management Agreement is in the second year of its initial five-year term. Thereafter, it will be automatically renewed for three additional five-year terms unless terminated by the Company or the Management Agent.

Employees

                  The Company employs two full-time registered technicians who currently operate the Existing Lithotripsy System and will also staff the New Lithotripsy System. All active full-time employees of the Company are eligible to participate in Prime's benefit plans. Prime provides group medical, dental, long-term disability, accidental death and dismemberment and life insurance benefits. The Company also provides paid holidays, sick leave, and vacation benefits and other miscellaneous benefits including bereavement, military reserves, jury duty and educational assistance benefits.

                       FINANCIAL CONDITION OF THE COMPANY

                  Set forth on the following pages are the Company's internally prepared accrual based (i) Income Statement for the ten-month period ended December 31, 1999, (ii) Balance Sheet as of December 31, 1999, (iii) Cash Flow Statement for the ten-month period ended December 31, 1999, and (iv) Statements of Partner's Equity for the ten-month period ended December 31, 1999.

                  Past financial performance is not necessarily indicative of future performance. There is no assurance that the Company will be able to maintain its current revenues or earnings.

                       WASHINGTON UROLOGICAL SERVICES, LLC

                                INCOME STATEMENT

                                                     Ten Months Ended
                                                     December 31, 1999

       REVENUES                                         $1,364,867

       Operating Expenses

         Employee compensation and benefits                115,810
         Equipment maintenance and repairs                  27,398
         Depreciation and amortization                      75,470
         Management fees                                    76,492
         Overhead allocation                                70,906
         Other operating expenses                           58,215
                                                 -------     ------
                Total operating expenses                   424,291

       Operating Income                                    940,576

       Other income (expenses)
         Interest and other income, net                        796
         Interest expense                                  (29,122)
         Organization and syndication costs               (100,394)
                                                   --      ---------
                Total other income (expense)              (128,720)
                                                  ---      ---------

       Net Income                                          $811,856
                                                  ==        ========


                                   *See notes to financial  statements  attached
hereto as Appendix E.

                       WASHINGTON UROLOGICAL SERVICES, LLC

                                  BALANCE SHEET

                                                       December 31, 1999
       ASSETS

       Cash                                              $76,307
       Accounts receivable, net                          211,733
       Other current assets                                6,487
                                                          -----
                Total current assets                     294,527

       Equipment                                         517,584
       Accumulated depreciation                          (75,470)
                                                         --------
                                                         442,114

       Other assets                                            0
                                                         ---------
                Total assets                            $736,641
                                               ===       ========

       LIABILITIES

       Accounts payable                                   $42,769
       Current portion of long-term debt                  135,472
       Accrued liabilities                                  9,014
       Distributions payable                                    0
                                                      ------------
                Total current liabilities                 187,255

       Long term debt                                     297,528

       PARTNERS'EQUITY

       Capital contributions                              147,610
       Syndication costs                                   (7,608)
       Distributions paid                                (700,000)
       Accumulated earnings                               811,856
                                                          -------
                Total partners' equity                    251,858
                                                          --------
                Total liabilities and partners' equity   $736,641
                                                          ========



                                   *See notes to financial  statements  attached
hereto as Appendix E.

                       WASHINGTON UROLOGICAL SERVICES, LLC

                             STATEMENT OF CASH FLOWS

                                                           Ten Months Ended
                                                           December 31, 1999
       Cash flows from Operating Activities:
         Net income                                           $811,856
         Adjustments to reconcile net income to

       Change in operating assets and liabilities:

         Accounts receivable                                  (211,733)
         Other current assets                                   (6,487)
         Accounts payable                                       42,769
         Accrued expenses                                        9,014
                                                                 -----

       Net cash provided by operating activities               720,889
                                                                -------

       Cash flows from Investing Activities:

          Purchase of equipment, furniture and fixture         (517,584)
                                                               ---------
       Net cash (used in) investing activities                 (517,584)
                                                               ---------

       Cash flows from Financing Activities:
         Cash borrowed from banks                               433,000
         Funds used to pay bank debt                                  0
         Capital contributed by partners (net)                  140,002
         Distributions to partners                             (700,000)
                                                               ---------

       Net cash (used in) financing activities                 (126,998)
                                                               ---------

       Net increase (decrease) in cash during the period         76,307
                                                    ------       ------

       Cash, beginning of period

       Cash, end of period                                      $76,307
                                                     ===         =======



                                   *See notes to financial  statements  attached
hereto as Appendix E.

                       WASHINGTON UROLOGICAL SERVICES, LLC

                          STATEMENT OF PARTNERS' EQUITY

                                                      Ten Months Ended
                                                      December 31, 1999

       Beginning partners' equity                                    $0

       Capital contributions                                   $147,610

       Syndication costs                                        ($7,608)

       Net income                                              $811,856

       Distributions to partners                               (700,000)
                                                     -         ---------

       Ending partners' equity                                 $251,858
                                                    =          ========




                                   *See notes to financial  statements  attached
hereto as Appendix E.

            [The remainder of the page is intentionally left blank.]

                        SOURCES AND APPLICATIONS OF FUNDS

                  The following table sets forth the funds expected to be available to the Company from this Offering if all 40 Units are sold and other sources and their anticipated and estimated uses.

----------------------------- --------------------------------------------------

                        Sources of Funds             Sale of 40 Units
----------------------------- --------------------------------------------------
----------------------------- --------------------- ----------------------------

Offering Proceeds(1)                            $169,480              (100%)
                                                --------              ------
----------------------------- --------------------- ----------------------------
----------------------------- --------------------- ----------------------------

----------------------------- --------------------- ----------------------------
----------------------------- --------------------- ----------------------------

----------------------------- --------------------- ----------------------------
----------------------------- --------------------- ----------------------------

----------------------------- --------------------- ----------------------------
----------------------------- --------------------- ----------------------------

Capital Reserve(3)                              $134,480              (  79%)
                                                ---------             -------
----------------------------- --------------------- ----------------------------

   TOTAL APPLICATIONS                           $169,480              (100%)
                                                ========              ======

----------------------------- --------------------- ----------------------------

Notes to Sources and Applications of Funds Table

(1)      Assumes 40 Units are purchased by qualified investors.

(2) Includes $3,000 in commissions payable to the Sales Agent, reimbursement of $7,000 to the Sales Agent for out-of-pocket expenses incurred in selling the Units and $25,000 in legal and accounting costs associated with the preparation of this Memorandum.

(3) It is anticipated that in 2000 the Company will purchase a new Storz Modulith(R) SLX-T transportable lithotripter at an estimated price of $405,000 and a new van to transport the lithotripter at an estimated cost of $75,000. See "Business Activities - Acquisition of New Lithotripsy System." The Capital Reserve represents proceeds of the Offering that will be used to pay a portion of such costs. The proceeds of this Offering cannot be accurately determined until the Closing has occurred and the number of Units sold has been calculated. In any event, such proceeds will not be sufficient to fund all anticipated expenses. In the view of risks associated with leverage, a desire to conserve Partnership resources and the absence of commitments for new hospital contracts, it is not expected that the Company will acquire the New Lithotripsy System unless at least a minimal number of Units are sold in this Offering and sufficient business opportunities with new treatment centers are anticipated by the Managing Board to be available. See "Risk Factors - Company Limited Resources and Risks of Leverage." The terms of the Loan may restrict the Company's ability to obtain another financing commitment, and although members of the Managing Board maintain good relationships with certain commercial lending institutions, the Company has not obtained a loan commitment from any party in any amount and whether one would timely be forthcoming on terms acceptable to the Company cannot be assured.

                                 MANAGING BOARD

                  The Company is managed by a four-member managing board consisting of two managers designated by Sun Medical and two managers elected annually pursuant to a vote of a Majority in Interest of the other Members (excluding Sun Medical and its Affiliates). The Managing Board is responsible for all decisions with respect to the management of the business and affairs of the Company. The Managing Board has full and complete authority, power and discretion to manage and control the business of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company business, except only as to those acts and things as to which approval by the Members is expressly required by the Operating Agreement. See "Summary of the Operating
Agreement - Powers of the Managing Board and Members' Voting Rights." The Managing Board, pursuant to the Management Agreement, has delegated responsibility for the day-to-day management of the Company to the Management Agent. See "Business Activities - Management." The current members of the Managing Board are Stan Johnson, Jim Turner, Dr. John Keene and Dr. Dennis Gaskill. Mr. Johnson also serves as the Chairman of the Managing Board, and has such authority to act on behalf of the Company as approved by the Managing Board and Members. See the Operating Agreement attached hereto as Appendix A. The principal executive office of the Company and the Managing Board is located at 15195 National Avenue, Suite 203, Los Gatos, California 95032.

                                MANAGEMENT AGENT

                  The Management Agent of the Company is Sun Medical Technologies, Inc. ("Sun Medical"), a California corporation formed on June 20, 1990. Prime acquired all the outstanding stock of Sun Medical on November 10, 1995 and Sun Medical remains a wholly-owned subsidiary of Prime. The principal executive office of Sun Medical is located at 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746 and its telephone number is (800) 750-0786. Sun Medical's assets are illiquid in nature. The primary assets of Sun Medical are used mobile lithotripters and equity interests in other medical ventures.

                  Management. The following table sets forth the names and respective positions of the individuals serving as executive officers and directors of Sun Medical, many of whom also serve as executive officers of Prime.

                              Name                                     Office

                     Stan Johnson                         President and Director
                     Ken Shifrin                          Director
                     Joseph Jenkins, M.D.                 Director
                     Cheryl Williams                      Vice President,
                                                          Chief Financial
                                                          Officer and Director
                     James D. Clark                       Secretary

     Supervision of the day-to-day management and administration of the Company is the responsibility of Sun Medical in its capacity as the Management Agent of the Company. Sun Medical itself is managed by a four-member Board of Directors composed of Mr. Shifrin, Dr. Jenkins, Ms. Williams and Mr. Johnson.

     Set forth below are the names and descriptions of the background of the key executive officers and directors of Sun Medical.

     Stan Johnson has been a Vice President of Prime and President of Sun Medical since November 1995. Mr. Johnson was the Chief Financial Officer of Sun Medical from 1990 to 1995.

                  Kenneth S. Shifrin has been Chairman of the Board and a Director of Prime since October 1989 and was elected a Director of Sun Medical following Prime's acquisition of all of Sun Medical's stock. Mr. Shifrin also has served in various capacities with American Physicians Service Group, Inc. ("APS") since February 1985, and is currently Chairman of the Board and Chief Executive Officer of APS.

     Joseph Jenkins, M.D. has been President and Chief Executive Officer of Prime since April 1996, and previously practiced urology in Washington, North Carolina. Dr. Jenkins was recently elected to Sun Medical's Board of Directors. Dr. Jenkins is a board certified urologist and is a founding member, past-president and currently a Director of the American Lithotripsy Society.

     Cheryl Williams is Vice President-Finance, Chief Financial Officer and Director of Sun Medical and has been Chief Financial Officer, Vice President-Finance and Secretary of Prime since October 1989. Ms. Williams was Controller of Fairchild Aircraft Corporation from August 1988 to October 1989. From 1985 to 1988, Ms. Williams served as the Chief Financial Officer of APS Systems, Inc., a wholly-owned subsidiary of APS.

     James D. Clark recently became Secretary of Sun Medical after previously serving as its Assistant Treasurer. Mr. Clark has served as Tax Manager of Prime since January 1998 and is a Certified Public Accountant in Texas. Prior to joining Prime, Mr. Clark was Controller for ERISA Administrative Services, Inc.

                        COMPENSATION AND REIMBURSEMENT TO

                      CERTAIN MEMBERS AND THEIR AFFILIATES

                  The following summary describes the types and, where determinable, the estimated amounts of reimbursements, compensation and other benefits certain Members and their Affiliates will receive in connection with the continued operation and management of the Company and the Lithotripsy Systems. See "Business Activities - Management" and "Plan of Distribution."

                  1. Management Fee. Pursuant to the Management Agreement, the Management Agent has contracted with the Company to supervise the management and administration of the day-to-day operations of the Company's lithotripsy business for a quarterly fee equal to 7.5% of Company net profits per calendar quarter. All costs incurred by the Management Agent in performing its duties under the Management Agreement are the responsibility of, and are paid directly or reimbursed by, the Company. The management fee for any given quarter is payable on or before the 30th day of the month immediately following such quarter. The Management Agreement is in the second year of its initial five-year term. The Management Agreement will be automatically renewed for up to three additional successive five-year terms unless it is earlier terminated by the Company or the Management Agent. The Management Agent is reimbursed by the Company for all of its out-of-pocket costs associated with the operation of the Company and the Lithotripsy Systems. The Company will pay or reimburse to the members of the Managing Board all of their expenses related to this Offering. No other fees or compensation will be payable to the Managing Board, the Management Agent or its Affiliates for managing the Company other than the management fee payable to the Management Agent as provided in the Management Agreement. The Company may, however, contract with the any Member or an Affiliate of any Member to render other services or provide materials to the Company provided that the compensation is at the then prevailing rate for the type of services and/or materials provided.

                  2. Company Distributions. In its capacity as a Member of the Company, the Management Agent, Sun Medical, is entitled to its distributable share (23.9% before dilution) of Company Cash Flow, Company Sales Proceeds and Company Refinancing Proceeds as provided by the Operating Agreement. See "Summary of the Operating Agreement - Profits, Losses and Distributions" and the Operating Agreement attached as Appendix A.

                  3. Sales Commissions. The Sales Agent, a wholly-owned subsidiary of Prime and an Affiliate of Sun Medical, has entered into a Sales Agency Agreement with the Company pursuant to which the Sales Agent has agreed to sell the Units on a "best efforts" any or all basis. As compensation for its services, the Sales Agent will receive a commission equal to $75 for each Unit sold (up to an aggregate of $3,000). If the Offering is successful, the Sales Agent will also be reimbursed by the Company for its out-of-pocket expenses associated with its sale of the Units in an amount not to exceed $7,000. See "Plan of Distribution" and "Conflicts of Interest."

     4. New Mobile Van. It is anticipated that as in the case of the Existing Lithotripsy System, the Company will also use a portion of the Offering proceeds and/or debt financing to acquire a new Ford 400 Series van (or an equivalent model van) from AK Associates, L.L.C., an Affiliate of Sun Medical, at a cost of approximately $75,000. See "Business Activities - Acquisition of New Lithotripsy System."

                  5. Loans. The Members or their Affiliates will also receive interest on loans, if any, made by them to the Company. See "Conflicts of Interest." Neither the Members nor any of their Affiliates are, however, obligated to make loans to the Company. While the Managing Board does not anticipate that it would cause the Company to incur indebtedness unless cash generated from the Company's operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Company's failure to make payments of principal or interest when due under such a loan and the Company's equity being reduced or eliminated. In such event, the Members could lose their entire investment.

                              CONFLICTS OF INTEREST

                  The operation of the Company involves numerous conflicts of interest between the Company, certain Members and their Affiliates. Because the Company is operated by the Managing Board (and Sun Medical in its capacity as the Management Agent), such conflicts are not always resolved through arm's length negotiations, but through the exercise of the judgment of the Managing Board consistent with its fiduciary responsibility to the Members and the Company's investment objectives and policies. The Managing Board, Sun Medical, their Affiliates and their employees will in good faith continue to attempt to resolve potential conflicts of interest with the Company, and the Managing Board and Sun Medical will each act in a manner that each believes to be in or not opposed to the best interests of the Company.

                  Sun Medical, in its capacity as the Management Agent, and its Affiliate, the Sales Agent, will receive management fees and broker-dealer sales commissions, respectively, in connection with the business operations of the Company and the sale of the Units that will be paid regardless of whether any sums hereafter are distributed to Members. In addition, the Company may contract with additional Members or their Affiliates to render other services or provide materials to the Company provided that the compensation is at the then prevailing rate for the type of services and/or materials provided. The Members will also receive interest on loans, if any, they make to the Company. In addition, it is anticipated that the Company will purchase a new mobile van to transport the new Modulith(R) SLX-T from AK Associates, L.L.C., an Affiliate of Sun Medical. See "Compensation and Reimbursement to Certain Members and their Affiliates" and "Business Activities - Acquisition of New Lithotripsy System."

                  The members of the Managing Board, and Sun Medical in its capacity as Management Agent, will devote as much of their time to the business of the Company as in their judgment is reasonably required. Managing Board members and the principals of Sun Medical may have conflicts of interest in allocating management time, services and functions among their various existing and future business activities in which they are or may become involved. See "Competition" and "Prior Activities." The Managing Board believes it and Sun Medical together, have sufficient resources to be capable of fully discharging their responsibilities to the Company. Subject to the limitations set forth in the Operating Agreement, Sun Medical and its Affiliates may engage for their own account, or for the account of others, in other business ventures, related to medical services or otherwise, and neither the Company nor the holders of any of the Units shall be entitled to any interest therein. See the Operating Agreement attached hereto as Appendix A. Sun Medical, its Affiliates (including limited partnerships and other entities), and their employees engage in medical service activities for their own accounts. See "Prior Activities." Sun Medical serves as a general partner or management agent of other medical ventures that are similar to the Company and it does not intend to devote its entire financial, personnel and other resources to the Company. Except as provided by the Operating Agreement or by law, none of such entities or their respective Affiliates is prohibited from engaging in any business or arrangement that may be in competition with the Company. Members of the Managing Board, Sun Medical, and their Affiliates are, however, obligated to act in a fiduciary manner with respect to the management of the Company and any other medical venture in which they have management responsibility. An Affiliate of Sun Medical presently provides lithotripsy services in the Service Area under one separate arrangement, and Sun Medical and its Affiliates provide services in states adjacent to the State of Washington. See "Competition" and "Prior Activities."

     The Sales Agent is MedTech Investments, Inc., which is an Affiliate of Sun Medical. Because of the Sales Agent's affiliation with Sun Medical, there are conflicts in the Sales Agent's performance of its due diligence responsibilities under the federal securities laws. See "Plan of Distribution."

                   The interests of the Members have not been separately represented by independent counsel in the formulation of the transactions described herein. The attorneys and accountants who have performed and will perform services for the Company were retained by Sun Medical on behalf of the Managing Board and Company, and have in the past performed and are expected in the future to perform similar services for Sun Medical and its Affiliates.

                 FIDUCIARY RESPONSIBILITY OF THE MANAGING BOARD

                  The members of the Managing Board are accountable to the Company as fiduciaries and consequently must exercise good faith in handling Company affairs. This is a rapidly developing and changing area of the law and Members who have questions concerning the duties of the Managing Board should consult with their counsel. Under the Operating Agreement, the Managing Board, its members and its representatives have no liability to the Company or to any Member for any loss suffered by the Company that arises out of any action or inaction of such parties if they, in good faith, determined that such course of conduct was in the best interest of the Company and such course of conduct did not constitute gross negligence or willful misconduct of such parties. Accordingly, Members have a more limited right of action than they otherwise would absent the limitations set forth in the Operating Agreement. The Managing Board, its Members and its representatives will be indemnified by the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, provided that the same were not the result of gross negligence or willful misconduct on the part of such parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

                                   COMPETITION

                  Many fixed-site and mobile extracorporeal shock-wave lithotripsy services are currently operating in and around the Service Area. The following discussion identifies the existing services in and near the Service Area, to the best knowledge of the Company.

Affiliated Competition

                  An Affiliate of Sun Medical owns and operates a mobile lithotripsy service in the Company's Service Area. Executive Medical Enterprises, Inc. presently provides lithotripsy services using a mobile Dornier HM-4 lithotripter at Covington Day Surgery Center in Kent. Sun Medical in its capacity as the Management Agent is currently negotiating the assignment of this services contract to the Company. No assurance can be given that Sun Medical will be successful in its efforts to assign such contract. In the event Sun Medical is unsuccessful in its efforts, EME will continue to compete with the Company in the Service Area until the contract expires by its own terms.

                  Another Affiliate of Sun Medical presently provides and will continue to provide mobile lithotripsy services in Washington outside the Service Area at Kadlec Medical Center in Richland. Sun Medical and its Affiliates also provide lithotripsy services in Oregon and Idaho.

Other Competition

                  Various hospitals and other facilities in the Service Area have access to lithotripters which will be in direct competition with the Company. Virginia Mason Medical Center in Seattle operates a fixed-site Dornier HM-3. Tacoma General Hospital operates a fixed-site Dornier DoLi. There are several mobile lithotripsy service providers in the Service Area. Stonehenge Urological Services operates a mobile Medstone at Highline Community Hospital in Seattle, Auburn Regional Medical Center in Auburn and Overlake Hospital in Bellevue. Cascade Urological Services operates a Healthtronics Lithotron at various hospitals and ambulatory surgery centers in the Service Area. Medstone also operates a mobile unit at various hospitals and ambulatory surgery centers in the Service Area. WaveForm operates a mobile Healthtronics lithotripter at various hospitals and ambulatory surgery centers in the Service Area. The foregoing information is to the best knowledge of the Company. Other hospitals, ambulatory surgery centers and other healthcare facilities may have fixed-base or mobile lithotripters of which the Company is not aware. These lithotripters would be in competition with the Company.

                  Although the Managing Board anticipates that the Company will continue to operate primarily in the Service Area, the actual itinerary for the Lithotripsy Systems is expected to be influenced by the number of patients in particular areas and arrangements with various Contract Hospitals and other health care centers. See "Business Activities - Operation of the Lithotripsy Systems."

                  Other hospitals in and near the Service Area may operate lithotripters which are not extracorporeal shock-wave lithotripters but rather use lasers or are electrohydraulic lithotripters. The Company believes these machines have a competitive disadvantage because such machines are capable of treating stones only in the ureter. The Company believes the Lithotripsy Systems can be used on stones in locations other than the ureter. See "Business Activities - Treatment Methods for Kidney Stone Disease."

                  The health care market in the Service Area is heavily influenced by managed care companies such as health maintenance organizations. Managed care companies generally contract either directly with hospitals or specified providers for lithotripsy services for beneficiaries of their plans. It is not uncommon for managed care companies to have contracts already in place with hospitals or specified providers, and the Company will not be able to provide services to beneficiaries of those plans unless it convinces either the managed care companies or the hospitals to switch to the Company's services.

                  No assurances can be given that new competing lithotripsy clinics will not open in the future or that innovations in lithotripters or other treatments of kidney stone disease will not make the Company's Lithotripsy Systems competitively obsolete. See "Risk Factors - Operating Risks - Technological Obsolescence".

                  The manufacturer of the Lithotripsy System is under no obligation to the Managing Board or the Company to refrain from selling its lithotripters to urologists, hospitals or other persons for use in the Service Area or elsewhere. In addition, the availability of lower-priced lithotripters in the United States has dramatically increased the number of lithotripters in the United States, increased competition for lithotripsy procedures and created downward pressure on the prices the Company can charge for its services. Many potential competitors of the Company, including hospitals and medical centers, have financial resources, staffs and facilities substantially greater than those of the Company.

                                   REGULATION

Federal Regulation

                  The Company, the Managing Board and the Members are subject to regulation at the federal, state and local level. An adverse review or determination by certain regulatory organizations (federal, state or private) may result in the Company, the Managing Board and the Members being subject to imprisonment, loss of reimbursement, fines or exclusion from participation in Medicare or Medicaid. Adverse reviews of the Company's operations at any of the various regulatory levels may adversely affect the operations and profitability of the Company.

                  Reimbursement. The Company charges hospitals a per-use fee for use of its Lithotripsy Systems and does not directly bill or collect from any patients or third party payors for lithotripsy services provided using its Lithotripsy Systems. The amount of this per-use fee primarily depends on the amount that governmental and commercial third party payors are willing to reimburse hospitals for lithotripsy procedures. The primary governmental third party payor is Medicare. Medicare reimbursement policies are statutorily created and are regulated by the federal government. The Balanced Budget Act of 1997 required the Health Care Financing Administration ("HCFA"), the federal agency that administers the Medicare program, to establish a prospective payment system for outpatient procedures. One of the goals of the prospective payment system was to lower medical costs paid by the Medicare program. HCFA issued proposed regulations in 1998 which would reduce the reimbursement rate currently paid for lithotripsy procedures performed on Medicare patients at hospitals to a base rate of $2,235. The base rate includes anesthesia and sedation, equipment and supplies necessary for the procedure, but does not include the treating physician's professional fee. The base rate is subject to adjustment for various hospital-specific factors. The Managing Board believes the lower reimbursement rate will be implemented in the latter half of the year 2000. In some cases, reimbursement rates payable to the Company are less than the proposed HCFA rate.

                  The Company currently provides services at two ambulatory surgery centers and the Managing Board retains the discretion to make the Lithotripsy Systems available at other ambulatory surgery centers ("ASCs") . Medicare does not currently reimburse for lithotripsy procedures provided at ASCs. However, HCFA issued proposed rules in 1998 which would authorize Medicare reimbursement for lithotripsy procedures provided at ASCs. While the proposed rules had a target effective date of October 1, 1998, the effective date has been postponed indefinitely for reasons unrelated to lithotripsy coverage. The proposed rules assign a Medicare reimbursement rate of $2,107 if the lithotripsy procedure is performed at an ASC. Whether these proposed rules will become effective to authorize Medicare reimbursement at ASCs and, if they do become effective, what the reimbursement rate will be, is unknown to the Company.

                  The Medicare program has historically influenced the setting of reimbursement standards by commercial insurers. Therefore, reduced rates of Medicare reimbursement for lithotripsy services may result in reduced payments by commercial insurers for the same services. As was discussed previously, competitive pressure from health maintenance organizations and other managed care companies has in some circumstances already resulted in decreasing reimbursement rates from commercial insurers. See "Risk Factors - Impact of Insurance Reimbursement." No assurances can be given that HCFA will not seek to reduce its proposed reimbursement rates even more to avoid paying more than commercial insurers. As a result, hospitals may seek to lower the fees paid to the Company for the use of the Lithotripsy Systems. The Managing Board anticipates that reimbursement for lithotripsy procedures, and therefore overall Company revenues, may continue to decline.

                  The physician service (Part B) Medicare reimbursement for renal lithotripsy is determined using Resource Based-Relative Value Scales ("RB-RVS"). The system includes limitations on future physician reimbursement increases tied to annual expenditure targets legislated annually by Congress or set based upon recommendation of the Secretary of the U.S. Department of Health and Human Services. Medicare has in the past, with regard to other Part B services such as cataract implant surgery, imposed significant reductions in reimbursement based upon changes in technology. HCFA has produced a lengthy report whose conclusion is that professional fees for lithotripsy are overvalued. Thus, potential future decreases in reimbursement must be considered probable.

                  The Medicaid program in Washington is jointly sponsored by the federal and state governments to reimburse service providers for medical services provided to Medicaid recipients, who are primarily the indigent. The Washington Medicaid program currently provides reimbursement for lithotripsy services. The federal Personal Responsibility and Work Opportunity Reconciliation Act of 1996 requires state health plans, such as the Washington Medicaid program, to limit Medicaid coverage for certain otherwise eligible persons. The Company and its representatives do not believe this legislation will have a significant impact on the Company's revenues. In addition, federal regulations permit state health plans to limit the provision of services based upon such criteria as medical necessity or other criteria identified in utilization or medical review procedures. The Company does not know whether the Washington Medicaid program has taken or will take such steps.

                  Self-Referral Restrictions. Health care entities which seek reimbursement for services covered by Medicare or Medicaid are subject to federal regulation restricting referrals by certain physicians or their family members. Congress has passed legislation prohibiting physician self-referral of patients for "designated health services", which include inpatient and outpatient hospital services (42 U.S.C. ss. 1395nn) ("Stark II"). Lithotripsy services were not specifically identified as a designated health service by this legislation, but the prohibition includes any service which is provided to an individual who is registered as an inpatient or outpatient of a hospital under proposed regulations discussed below. Lithotripsy services provided by the Company to Medicare and Medicaid patients are billed by the contracting hospital in its name and under its Medicare and Medicaid program provider numbers. Accordingly, these lithotripsy services would likely be considered inpatient or outpatient services under Stark II.

                  Following the passage of the Stark II legislation effective January 1, 1995, the Management Agent and its Affiliates determined that the statute would not apply to the type of lithotripsy services provided by them which are similar to the services provided by the Company. Stark II applies only to ownership interests directly or indirectly in the entity that "furnishes" the designated health care service. The physician-investors and the Company will not have an ownership interest in any Contract Hospitals which offer the lithotripsy services to the patients on an inpatient or outpatient basis. See 42 U.S.C. ss. 1395nn(a)(1)(A). Thus, by referring a patient to a hospital offering the service, the physician-investors will not be making a referral to an entity in which they maintain an ownership interest for purposes of the application of Stark II.

                  This interpretation adopted by the Management Agent and its Affiliates was consistent with the informal view of the General Counsel's Office of the U.S. Department of Health and Human Services. Based upon this reasonable interpretation of Stark II, by referring a patient to a hospital furnishing the outpatient lithotripsy services "under arrangements" with the Company, a physician investor in the Company is not making a referral to an entity (the hospital) in which he or she has an ownership interest.

                  In 1998, HCFA published proposed regulations interpreting the Stark II statute (the "Proposed Stark II Regulations"). The Proposed Stark II Regulations and HCFA's accompanying commentary would apply the physician referral prohibitions of Stark II to the Company's contracts for provision of the Lithotripsy Systems. Under the Proposed Stark II Regulations, physician Member referrals of Medicare and Medicaid patients to Contract Hospitals would be prohibited because the Company is regarded as an entity that "furnishes" inpatient and outpatient hospital services. The Company and its representatives cannot predict when final regulations will be issued or the substance of the final regulations, but the interpretive provisions of the Proposed Stark II Regulations may be viewed as HCFA's interim position until final regulations are issued. If the Proposed Stark II Regulations are adopted as final (or, in the meantime, if a reviewing court adopted their reasoning as the proper interpretations of the Stark II statute), then the Company's operations would not be in compliance with Stark II, as Members would have an ownership interest in an entity to which they referred patients.

                  HCFA acknowledges in its commentary to the Proposed Stark II Regulations that physician overutilization of lithotripsy is unlikely and specifically solicits comments on whether there should be a regulatory exception for lithotripsy. HCFA has received a substantial volume of comments in support of a regulatory exception for lithotripsy. HCFA representatives have informally acknowledged in published commentary that some form of regulatory relief for lithotripsy is under consideration and may be forthcoming; however, no assurance can be made that such will be the case. The Company will continue to carefully review the Proposed Stark II Regulations and accompanying HCFA commentary, and explore other alternative plans of operations that would allow the Company to operate in compliance with Stark II and its final regulations.

                  HCFA's adoption of the current Proposed Stark II Regulations as final or a reviewing court's interpretation of the Stark II statute in reliance on the Proposed Stark II Regulations and in a manner adverse to the Company operations would mean that the Company and its physician Members would likely be found in violation of Stark II. In such circumstance, it is possible the Company may be given the opportunity to restructure its operations to bring them into compliance. In the event the Managing Board and the Members are unable to devise a plan pursuant to which the Company may operate in compliance with Stark II and its final regulations, the Managing Board is obligated under the Operating Agreement either (i) to cause the sale of the Membership Interests of all the Members or (ii) to dissolve and liquidate the Company. See "Summary of the Operating Agreement - Optional Purchase of Membership Interests." The Company and/or the physician Members may not be permitted the opportunity to restructure operations and thereby avoid an obligation to refund any amounts collected from Medicare and Medicaid patients in violation of the statute. Further, under these circumstances the Company and physician Members may be assessed with substantial civil monetary penalties and/or exclusion from providing services reimbursed by Medicare and Medicaid.

                  Two bills are currently pending in Congress which would modify the reach of the Stark II self-referral prohibition. One (H.R. 2650) was introduced by Representative Stark, the other (H.R. 2651) by House Ways and Means health subcommittee chair Representative Bill Thomas. The Stark bill would modify, and the Thomas bill would repeal, the general prohibition on physician compensation arrangements with entities to which they refer patients. However, neither bill, nor any other bill currently pending in Congress, would substantively modify the regulation of referrals of physicians with ownership interests. Thus, neither bill would affect the Company's analysis of the potential impact of Stark II on this Offering discussed above.

                  Fraud and Abuse. The provisions of the federal Social Security Act addressing illegal remuneration (the "Anti-Kickback Statute") prohibit providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare, Medicaid or CHAMPUS covered service or ordering, arranging for or recommending any such covered service. Violations of the Anti-Kickback Statute may be punished by a fine of up to $25,000 or imprisonment for up to five (5) years, or both. In addition, violations may be punished by substantial civil penalties and/or exclusion from the Medicare and Medicaid programs. Regarding exclusion, the Office of Inspector General ("OIG") of the Department of Health and Human Services may exclude a provider from participation in the Medicare program for a 5-year period upon a finding that the Anti-Kickback Statute has been violated. After OIG establishes a factual basis for excluding a provider from the program, the burden of proof shifts to the provider to prove the Anti-Kickback Statute has not been violated.

                  The Members are to receive cash Distributions from the Company. Since some of the Members are physicians or others in a position to refer and perform lithotripsy services using Company equipment and personnel, such Distributions could come under scrutiny under the Anti-Kickback Statute. The Third Circuit United States Court of Appeals has held that the Anti-Kickback Statute is violated if one purpose (as opposed to the primary or sole purpose) of a payment to a provider is to induce referrals. United States v. Greber, 760 F.2d 68 (1985). The Greber case was followed by the United States Court of Appeals for the Ninth Circuit, United States v. Kats, 871 F.2d 105 (9th Cir.
1989), and cited favorably by the First Circuit in United States v. Bay State Ambulance and Hospital Rental Service, Inc., 874 F.2d 20 (1st Cir. 1989).

                  The OIG has indicated that it is giving increased scrutiny to health care joint ventures involving physicians and other referral sources. In 1989, it published a Special Fraud Alert that outlined questionable features of "suspect" joint ventures, including some features which may be common to the Company. While OIG Special Fraud Alerts do not constitute law, they are informative because they reflect the general views of the OIG as a health care fraud and abuse investigator and enforcer.

                  The OIG has published regulations which protect certain transactions from scrutiny under the Anti-Kickback Statute (the "Safe Harbor" regulations). A Safe Harbor, if complied with fully, will exempt such activity from prosecution under the Anti-Kickback Statute. However, the preamble to the Safe Harbor regulations states that the failure of a particular business arrangement to comply with the regulations does not determine whether or not the arrangement violates the Anti-Kickback Statute because the regulations do not themselves make any particular conduct illegal. This Offering and the business of the Company do not comply with any Safe Harbor.

                  A Safe Harbor has been adopted which protects equipment leasing arrangements. It requires that the aggregate rental charge be set in advance, be consistent with fair market value in arms-length transactions and not be determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between the parties. To the best knowledge of the Managing Board, the Hospital Contracts entered into by the Company do not require that the aggregate rental charge be set in advance and contain other terms which cause the Hospital Contracts not to comply with the Safe Harbor's requirements. When it issued this Safe Harbor, the OIG commented on "per use" charges for equipment rentals. It stated that such arrangements must be examined on a case-by-case basis and may be abusive in certain situations. According to the OIG, payments on a "per use" basis do not necessarily violate the Anti-Kickback Statute, but such payments are not provided Safe Harbor protection. The Company cannot give any assurances that the Company's Hospital Contracts which involve a "per use" payment to the Company by Contract Hospitals would not be deemed to violate the Anti-Kickback Statute.

                  In the commentary introducing the Safe Harbor regulations, the OIG recognized the beneficial effect that business investments in small entities may have on the health care industry. The OIG promulgated a Safe Harbor for investment interests, including limited liability company ownership interests, in small entities which are held by persons in a position to make referrals to the entities so long as eight criteria are met. This Offering does not meet all eight criteria; however, this Offering does meet some of the criteria. Specifically, the terms on which membership interests are offered to physicians who treat their patients on the Lithotripsy Systems are not related to the previous or expected volume of referrals or amount of business generated by the physicians; there is no requirement that any physician make referrals or be in a position to make referrals as a condition for remaining an investor; there is no cross-referral arrangement involved with the business of the Company; the Company does not loan funds or guarantee loans for physicians who refer patients for treatment on the Lithotripsy Systems; and the Distributions to physicians who are Members are directly proportional to the amount of their capital investment. In order to qualify for Safe Harbor protection, all eight criteria must be met. The Company can give no assurance that compliance with some, but not all, of the criteria of the Safe Harbor would prevent the OIG from finding a potential violation of the Anti-Kickback Statute by virtue of this Offering.

                  In November 1999, the OIG issued a Safe Harbor protecting certain physician investment interests in ASCs. The commentary accompanying the new Safe Harbor specifically distinguished physician ownership in ASCs from physician ownership in other facilities, including lithotripsy facilities, end-stage renal disease facilities, comprehensive outpatient rehabilitation facilities and others. The OIG concluded that ASCs benefit from favorable public policy considerations relating to reducing Medicare costs (including through the impending prospective payment system discussed above); other facilities, including lithotripsy facilities, do not share the same policy considerations or reimbursement structures. Therefore, the Safe Harbor status given to certain physician investments in ASCs cannot be viewed as an indication that physician investments in other facilities, including lithotripsy facilities, would not be deemed to violate the Anti-Kickback Statute.

                  Although a separate Safe Harbor was not adopted, HCFA noted in its commentary when the Safe Harbor regulations were issued in 1991 that additional protection may be merited for situations where a physician sees a patient in his or her own office, makes a referral to an entity in which he or she has an ownership interest and performs the service for which the referral is made. In such cases, Medicare makes a payment to the facility for the service it furnishes, which may result in a profit distribution to the physician. HCFA noted that, with respect to the physician's professional fee, such a referral is simply a referral to oneself, and that in such situations, both the professional service fee and the profit distribution from the associated facility fee that are generated from the referral may warrant protection. HCFA stated that its primary concern regarding the above referral situation was the investing physician's ability to profit from any diagnostic testing that is generated from the services he or she performs. The Company believes the potential for overutilization posed by referrals for diagnostic services is not present to the same degree with therapeutic services such as lithotripsy where the necessity for the treatment can be objectively determined; i.e., a renal stone can be definitely determined before treatment.

                  The applicability of the Anti-Kickback Statute to physician investments in health care businesses to which they refer patients and which do not qualify for a Safe Harbor has not been the focus of many court decisions, and therefore, judicial guidance is limited. In the only case in which the OIG has attempted to exercise the civil exclusion remedy in the context of a physician-owned joint venture, The Hanlester Network, et al. v. Shalala, the Ninth Circuit for the United States Court of Appeals (the "Court") held that the Anti-Kickback Statute is violated when a person or entity (a) knows that the statute prohibits offering or paying remuneration to induce referrals and (b) engages in prohibited conduct with the specific intent to violate the law. Although the Court upheld a lower court ruling that the joint venture in question violated the Anti-Kickback Statute vicariously through the knowing and willful actions of one of its agents, who was acting outside the parameters of the joint venture's offering documents, the Court concluded there was not sufficient evidence indicating that a return on investment to physicians or other investors in the joint venture could on its own constitute an "offer or payment" of remuneration to make referrals. The Court also stated that since profit distributions in Hanlester were made based on each investor's ownership share and not on the volume of referrals, the fact that large referrals by investors would result in potentially high investment returns did not, standing alone, cause a violation of the Anti-Kickback Statute.

                  The Health Insurance Portability and Accountability Act of 1996 directed the OIG to respond to requests for advisory opinions regarding the effect of the Anti-Kickback Statute on proposed business transactions. The Company has not requested the OIG to review this Offering and, to the best knowledge of the Company and its representatives, the OIG has not been asked by anyone to review offerings of this type.

                  Federal regulatory authorities could take the position in future advisory opinions that business transactions similar to this Offering are a means to illegally influence the referral patterns of the prospective physician Members. Because there is no legal precedent interpreting circumstances identical to these facts, it is not possible to predict how this issue would be resolved if litigated.

                  Whenever an offering of ownership interests is made available to persons with the potential to refer patients for services, there is a possibility that the OIG, HCFA or other government agencies or officials may question whether the ownership interests are being provided in return for or to induce referrals by the new owners. Remuneration, which government officials have said can include the provision of an opportunity to invest in a facility to which a person refers patients for services, may be challenged by the government as constituting a violation of the Anti-Kickback Statute. Whether the offering of ownership interests to investors who may refer patients to the Company might constitute a violation of this law must be determined in each case based upon the specific facts involved. The various mechanisms in place to avoid providing a financial benefit to prospective Members for any referrals of patients (including the requirement that all distributions of earnings to Members be made in proportion to their investment interest), the Company's utilization review and quality assurance programs, the fact that lithotripsy is a therapeutic treatment the need of which can be objectively determined, and the existence in the Company's view of valid business reasons to engage in this transaction, form the basis in part of the Company's belief that this Offering is appropriate.

                  The Managing Board intends for all business activities and operations of the Company to conform in all respects with all applicable anti-kickback statutes (federal or state). The Company and its representatives do not believe that the Company's proposed operations violate the Anti-Kickback Statute. No assurance can be given, however, that the activities of the Company will not be reviewed and challenged by regulatory authorities empowered to do so, or that if challenged, the Company will prevail.

                  If the activities of the Company were determined to violate these provisions, the Company, the Members of the Managing Board, and each Member could be subject, individually, to substantial monetary liability, felony prison sentences and/or exclusion from participation in Medicare, Medicaid and CHAMPUS. A prospective Member with questions concerning these matters should seek advice from his own independent counsel.

                  False Claims Statutes. Federal laws governing reimbursement for medical services generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false or fraudulent. The standard for "knowing and willful" includes conduct that amounts to a reckless disregard for whether accurate information is presented by claims processors. Penalties under these statutes include substantial civil and criminal fines, exclusion from the Medicare program and imprisonment. One of the most prominent of these laws is the federal False Claims Act, which may be enforced by the federal government directly, or by a qui tam private plaintiff on the government's behalf. Under the federal False Claims Act, both the government and the private plaintiff, if successful, are permitted to recover substantial monetary penalties and judgments, as well as an amount equal to three times actual damages. In recent cases, some private plaintiffs have taken the position that violations of the Anti-Kickback Statute (discussed above) and Stark II (discussed above) should also be prosecuted as violations of the federal False Claims Act. The Company cannot assure that the government, or a reviewing court, would not take the position that billing errors, employee misconduct or violations of other federal statutes, should they occur, are violations of the federal False Claims Act or similar statutes.

                  Some federal courts have recently taken the position that qui tam lawsuits by private plaintiffs are unconstitutional. Most notably, a panel of judges on the Fifth Circuit Court of Appeals took this position in a decision issued in November 1999. That decision is being reviewed by all the judges on the Fifth Circuit. The panel's decision was a minority view; most courts have concluded that qui tam lawsuits are constitutional. In another case, the U.S. Supreme Court may review this issue. Unless and until the Supreme Court decides the issue, prospective Members should consider the ramifications of the False Claims Act issues discussed in the preceding paragraph.

                  New Legislation. Two bills currently pending in Congress which would amend or repeal the compensation provisions of the Stark II law were discussed above in the disclosures related to self-referral restrictions. The Company and its representatives are not aware of any other bill currently before Congress which, if enacted into law, would have an adverse effect on the Company's operations in a fashion similar to the Stark II and the Anti-Kickback laws discussed above. In the event that legislation is enacted which, in the opinion of the Managing Board, would adversely affect the operation of the Company's business, the Managing Board, after exploring alternative methods for Company operations, is obligated either to cause the sale of the Membership Interests of all the Members or to dissolve the Company. See "Summary of the Operating Agreement - Optional Purchase of Membership Interests."

                  ALS Fraud and Abuse Compliance Guidelines. On March 24, 2000, the American Lithotripsy Society ("ALS") (a voluntary membership organization made up of physicians, health care management personnel, treatment centers and medical suppliers) published Fraud and Abuse Compliance Guidelines for Physician
- Owned Lithotripsy Ventures (the "ALS Guidelines"). The ALS Guidelines are aimed at assisting ALS members in recognizing and avoiding certain practices which the ALS believes are unethical or illegal. The ALS Guidelines acknowledge that they are neither authoritative, nor constitute legal advice. Moreover, the ALS Guidelines stipulate that the laws upon which they are based (all of which are discussed in this "Regulation" section) are open to alternative interpretations. Because of the various reasons set forth in this Memorandum, the Company believes the Offering and its operations are appropriate under such laws, however, no assurance can be given that the activities of the Company would be viewed by regulatory authorities as complying with these laws or the ALS Guidelines.

                  FTC Investigation. Issues relating to physician-owned health care facilities have been investigated by the Federal Trade Commission ("FTC"), which investigated two lithotripsy limited Partnerships affiliated with Sun Medical, to determine whether they posed an unreasonable threat to competition in the health care field. The affiliated limited partnerships were advised in 1996 that the FTC's investigation was terminated without any formal action taken by the FTC or any restrictions being placed on the activities of the limited partnerships. However, the Company cannot assure that the FTC will not investigate issues arising from physician-owned health care facilities in the future with respect to Sun Medical, any other Member or their Affiliates, including the Company.

                  Ethical Considerations. The American Medical Association's Code of Medical Ethics states that physicians should not refer patients to facilities in which they have an ownership interest unless such physician directly provides care or services to such patient at the facility. Because physician investors will be providing lithotripsy services, the Company and its representatives believe that an investment by a physician will not be in violation of the American Medical Association's Code of Medical Ethics. In the event that the American Medical Association changes its ethical code to preclude such referrals by physicians and such ethical requirements are applied to facilities or services which, at the time of adoption, are owned in whole or in part by referring physicians, the Company and the interests of the Members may be adversely affected.

State Regulation

                  Washington's certificate of need ("CON") law applies to new hospitals, new beds and a few other health care services. The CON law does not apply to the acquisition of a lithotripter or the initiation of lithotripsy services. To the best knowledge of the Company and its representatives, since the hospitals and other treatment facilities contracting with the Company will not own the Lithotripsy System, there is no facility licensure requirement applicable to the Lithotripsy System. Washington requires registration and inspection of x-ray producing medical machines, and requires registration of radiologic technologists.

                  Washington enacted one of the first self-referral laws affecting physicians in 1949. The statute prohibits (1) physicians and other licensed persons from (2) receiving any rebate, refund, commission, unearned discount or profit (3) in connection with the referral of patients or in connection with the furnishing of medical diagnosis, treatment or services. Violation of the law is a criminal misdemeanor, and can subject the violator to a sentence of up to ninety (90) days in jail, a fine of up to one thousand dollars ($1,000), or both. In the event the violator is a corporation, Washington law holds that a person is criminally liable for conduct constituting an offense which he performs or causes to be performed in the name or on behalf of a corporation to the same extent as if such conduct were performed in his own name or behalf. In addition, violation of the law constitutes unprofessional conduct and could jeopardize the professional (i.e., medical) license of a violator, including potential loss of the license.

                  The Company requested Local Counsel in Washington to review the self-referral law and provide a written opinion on its impact on this Offering and the business of the Company. Prospective Members should closely review the opinion of Local Counsel attached as Appendix D. Based on Local Counsel's opinion, the Company has determined to proceed with the Offering. However, Local Counsel's opinion is not binding on any Washington government agency, and no assurance can be given that the Offering or the business of the Company would not be found to violate the Washington self-referral law. As noted above, violations can result in a criminal penalty, including jail, or
disciplinary   action  against  the  violator's   medical   license,   including
revocation.

                  Washington's Medicaid program and workers' compensation program prohibit kickbacks in exchange for referrals. Violation is a felony. Prospective Members are referred to the discussion above regarding the federal Anti-Kickback Statute for an analysis of the reasons why the Managing Board believes this Offering and the business of the Company do not violate anti-kickback laws, whether federal or state. The Washington Medicaid statute incorporates the self-referral limitations contained in the federal Stark II law; prospective Members are referred to the discussion above regarding the federal Stark II law for an analysis of its effect on this Offering and the business of the Company. If the Company, its Managing Board or its Members were deemed to have violated the federal Anti-Kickback Statute or the federal Stark II law, then it is possible the state of Washington would conclude a violation of the similar state law occurred also.

                  The Company has been seeking and will continue to seek to comply with all applicable statutory and regulatory requirements. Further regulations may be imposed in Washington at any time in the future. Predictions as to the form or content of such potential regulations would be highly speculative. Such laws could apply to the operation of the Lithotripsy Systems or to the physicians who invest in the Company. Such restrictive regulations could materially adversely affect the ability of the Company to conduct its business.

                  THE COMPANY BELIEVES LITHOTRIPSY SERVICES WILL CONTINUE TO BE SUBJECT TO INTENSE GOVERNMENTAL REGULATION AT THE FEDERAL AND STATE LEVELS AND, THEREFORE, CANNOT PREDICT THE SCOPE AND EFFECT THEREOF.

                  PROSPECTIVE MEMBERS SHOULD CONSULT WITH THEIR LEGAL COUNSEL AS TO THE IMPLICATIONS OF FEDERAL AND STATE LAWS AND PROFESSIONAL ETHICAL CODES DEALING WITH PHYSICIAN OWNERSHIP OF MEDICAL EQUIPMENT AND FACILITIES BEFORE PURCHASING UNITS.

                                PRIOR ACTIVITIES

                  Sun Medical is the Management Agent of the Company. Prime, the sole shareholder of Sun Medical, is the largest and fastest growing provider of lithotripsy services in the United States, providing lithotripsy services at approximately 450 hospitals and surgery centers in 31 states, as well as delivering non-medical services related to the operation of the lithotripters, including scheduling, staffing, training, quality assurance, maintenance, regulatory compliance and contracting with payors, hospitals and surgery centers, while medical care is rendered by urologists utilizing the lithotripters. Prime has an economic interest in 59 mobile and six fixed site lithotripters, all but two of which are operated by Prime, Sun Medical and its Affiliates. Prime began providing lithotripsy services with an acquisition in 1992 and has grown rapidly since that time through acquisitions and de novo development. The acquisition of Sun Medical provided Prime with complementary geographic coverage as well as additional expertise in forming and managing lithotripsy operations. Prime and Sun Medical's lithotripters together performed approximately 38,000 lithotripsy procedures in 1999. Approximately 2,300 urologists utilized Prime and Sun Medical's lithotripters in 1999, representing approximately 30% of the estimated 7,700 active urologists in the United States.

                  Prime manages the operations of approximately 63 of its 65 lithotripters. All of its lithotripters are operated in connection with hospitals or surgery centers. Prime operates its lithotripters primarily as the general partner of a limited partnership or through a subsidiary, as is the case with entities affiliated with Sun Medical. Prime provides a full range of management and other non-medical support services to the lithotripsy operations, while medical care is provided by urologists utilizing the facilities and certain medical support services are provided by the hospital or surgery center. Urologists are investors in 50 of its 65 operations.

                  Prime's lithotripters range in age from one to twelve years. Of its 65 lithotripters, 59 are mobile units mounted in tractor-trailers or self-contained coaches serving locations in 31 states. Prime also operates six fixed site lithotripters in four states. All of Prime's fixed lithotripsy units are located and operated in conjunction with a hospital or surgery center. Most of these locations are in major metropolitan markets where the population can support such an operation. Fixed site lithotripters generally cannot be economically justified in other locations.

                  Prime and Sun Medical believe that they maintain the most comprehensive quality outcomes database and information system in the lithotripsy services industry. Prime has detailed information on over 160,000 procedures covering patient demographic information and medical condition prior to treatment, the clinical and technical parameters of the procedure and resulting outcomes. Information is collected before, during and up to three months after the procedure through internal data collection by doctors, nurses and technicians and through patient questionnaires.

                  For numerous reasons, including differences in financial structure, program size, economic conditions and distribution policies, the success of the Sun Medical and its Affiliates in the lithotripsy field should not be considered as indicative of the operating results obtainable by the Company.

                       SUMMARY OF THE OPERATING AGREEMENT

                  The Operating Agreement sets forth the powers and purposes of the Company and the respective rights and obligations of the Managing Board and the Members. The following is only a summary of certain provisions of the Operating Agreement, and does not purport to be a complete statement of the various rights and obligations set forth therein. A complete copy of the Operating Agreement is set forth as Appendix A to this Memorandum, and Investors are urged to read the Operating Agreement in its entirety and to review it with their counsel and advisors.

Nature of Membership Interest

                  The Investors will acquire their interests in the Company in the form of Units. For each Unit purchased, a cash payment of $4,237 is required in addition to a personal guaranty of 0.5% of the Company's obligations under the Loan (up to a $2,750 principal guaranty obligation). The per Unit cash purchase price and execution and delivery of the Guaranties are both due upon subscription; however, certain qualified Investors may finance a portion of the cash purchase price through either individually borrowed funds or through the Member Loans. See "Terms of the Offering - Member Loans." No Member will have any liability for the debts and obligations of the Company by reason of being a Member except to the extent of (i) his Capital Contribution and liability under a Member Loan, if any, (ii) his liability under his Guaranty, (iii) his proportionate share of the undistributed profits of the Company, and (iv) the amount of certain Distributions received from the Company as provided by the Act or other applicable law. See "Risk Factors - Other Investment Risks - Members' Obligation to Return Certain Distributions." See also form of Legal Opinion of Counsel, attached hereto as Appendix C.

Dilution Offerings

                  The Managing Board, subject to certain limitations set forth in the Operating Agreement, has the authority to periodically offer and sell additional Membership Interests in the Company (a "Dilution Offering") to persons who are not investors in the Company ("Qualified Investors"). The primary purpose of Dilution Offerings will be to raise additional capital for any legitimate Company purpose. Money raised in a Dilution Offering may also be distributed to the Members.

                  Any sale of Membership Interests in a Dilution Offering will result in proportionate dilution of the Membership Interests of the existing Members; i.e., the interests of the Members in Company allocations, cash distributions and voting rights will be proportionately reduced as a result of a successful Dilution Offering. Existing Members will have no right to purchase additional Membership Interests offered by the Company in a Dilution Offering. Any additional Membership Interests offered in a Dilution Offering will be sold for a price determined in accordance with the purchase price formula set forth in the Operating Agreement, as such formula may be amended from time to time. Pursuant to the terms of the Operating Agreement, the Members and the Managing Board recently amended the purchase price formula for Dilution Offerings. The approved purchase price formula requires that the price of Membership Interests be based upon a fair market valuation of the Company conducted by an independent third-party valuation firm.

Fundamental Changes

                  Under the terms of the Operating Agreement, the Managing Board, with the consent of the Members representing two-thirds of the aggregate interests of the Company, may cause the Company to engage in certain transactions in the future, any of which transactions could result in the termination or reorganization of the Company and a partial or total dilution of all Investing Members' interests in the Company. The Managing Board could adopt a plan providing for the merger or consolidation of the Company with another entity; the sale of all or substantially all of the Company's assets to another entity; or any other reorganization, reclassification or exchange of the Membership Interests, including without limitation the exchange of Membership Interests for equity interests in another entity or for cash or other consideration. In such event, the Members are obligated by the terms of the Operating Agreement to take or refrain from taking, as the case may be, such actions as the plan may provide, including, without limitation, executing such instruments, and providing such information as the Managing Board may reasonably request. Any such plan may also result in an amendment to the Operating Agreement or the adoption of a new operating agreement in being liquidated. Although, the Managing Board will endeavor to keep the Members apprised of all relevant information regarding the above transactions, the Managing Board is not obligated to provide such information in any particular manner concerning the risks and effect of the proposed transaction; the fairness of the proposed transaction to the Company and the Members; the method of valuing the Company in the proposed transaction and the method of allocating value among various participants in the proposed transaction; the background, reasons for and alternatives to the roll-up transactions; and any conflicts of interest of the members of the Managing Board, the Members participating in the plan, or their Affiliates in the proposed reorganization.

                  In December 1993, Congress passed legislation amending portions of the Securities Exchange Act of 1934 to afford new protections to limited partnership investors in the context of certain limited partnership mergers and reorganizations commonly known as partnership rollups. The law, known as the "Limited Partnership Rollup Reform Act of 1993" (the "Reform Act"), became effective on December 17, 1994, and applies to certain rollup transactions proposed after such date. The Reform Act and the Rules promulgated thereunder are applicable only to certain types of partnership rollups and, when applicable, provide Members with the following protections:

     (i) allows and facilitates communication between Members during their consideration of a proposed rollup;

     (ii) allows the Members to obtain a list of the other Members involved in the rollup;

     (iii) disallows the practice of compensating persons soliciting the Members' approval of the rollup based on the number of approvals received;

                  (iv) requires greater disclosure to the Members of the terms of the rollup and its effects on the Members including (a) the reason for the rollup and consideration of the alternatives; (b) the method of allocating interests in the successor entity to the Members and why such method was chosen; (c) comparative information including changes in Member voting rights, changes in distributions to the Members and changes in compensation to the Managing Board members; (d) conflicts of interest of the Managing Board members; (e) changes in the Company's business plan; (f) the valuation of the Membership Interests; (g) any significant difference between the exchange values of the Membership Interests and the trading price of the securities to be issued in the rollup transaction; (h) the risks and effects of the proposed rollup transaction; (i) a statement by the Managing Board of the fairness of the rollup and the Managing Board's basis for such opinion; (j) full disclosure of any opinion (other than opinions of counsel) or appraisal received by the Managing Board related to the proposed transaction, or if no such opinion or appraisal was sought by the Managing Board, an explanation of why no such opinion or appraisal is necessary to permit the Members to make an informed decision regarding the proposed transaction; (k) the rights of the Members to exercise dissenters' or appraisal rights or similar rights; (l) the method for allocating rollup consideration to the Members and an explanation why such method was chosen; and (m) tax consequences of the rollup; and

                  (v) requires a minimum 60 day offering period during which the Members may consider the proposed rollup (or such shorter period as required by state law).

                  Further, the Reform Act also provides that related Rules of Fair Practice will be amended to prohibit exchanges and national securities associations from listing securities issued in connection with a rollup unless the Members are afforded the following protections:

         (i) dissenting Members must have the right to one of the following: (a) to receive an appraisal and compensation; (b) to retain a security under substantially similar terms as the original issue; (c) to approve of the rollup by a vote of not less than 75% of the outstanding securities of each participating entity, or; (d) to use an independent committee to negotiate the terms of the transaction.

     (ii) not to have their voting power unfairly reduced or abridged.

     (iii) not to bear an unfair proportion of the costs of the rollup transaction.

                  The Reform Act applies only to certain types of rollup transactions, and there is no certainty that any plan considered by the Company at any time would be subject to the Reform Act. Thus Investors must assume in making an investment in the Units that their Membership Interests will be subject to the provisions of the Operating Agreement permitting fundamental changes which could result in the termination or reorganization of the Company and a partial or total dilution of all Members' Membership Interests without the consent of, or disclosure of detailed information concerning the transaction to, the Members.

Profits, Losses and Distributions

                  The following is a summary of certain provisions of the Operating Agreement relating to the allocation and distribution of the Profits, Losses, Company Cash Flow, Company Refinancing Proceeds, Company Sales Proceeds, and cash upon dissolution of the Company. Investors should note that the Membership Interests referenced in the discussion below could change as a consequence of a future Dilution Offering. Because an understanding of the defined financial terms is essential to an evaluation of the information presented below, Investors are urged to review carefully the definitions of the terms appearing in the Glossary.

                  1.       Allocations.

                  Losses. After giving effect to the special allocations set forth below, the Company's Losses, if any, for each Fiscal Year generally will be allocated to the Members, in accordance with their respective Membership Interests.

                  Profits. After giving effect to the special allocations set forth below, the Company's Profits for any Fiscal Year generally will be allocated to the Members, in accordance with their respective Membership Interests.

     All items of income, gain, loss, deduction, or credit will be allocated among the Members proportionately.

     2. Special Allocations. The following special allocations shall be made in the following order:

                  (i) Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Year, each Member shall be specially allocated items of Company income and gain for such Year (and, if necessary, subsequent Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations made pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Member pursuant to that section of the Regulations. This provision relating to Company Minimum Gain Chargebacks is intended to comply with Treasury Regulations Section 1.704-2(f) and will be interpreted and applied in a manner consistent with that Regulation.

                  (ii) Member Minimum Gain Chargeback. If there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such Year (and, if necessary, subsequent Years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, to the extent required and determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Member pursuant to that section of the Regulations. This provision relating to Member Minimum Gain Chargebacks is intended to comply with Regulation Section 1.704-2(i)(4) and will be interpreted and applied in a manner consistent with that Regulation.

                  (iii)  Qualified  Income  Offset.  If  a  Member  unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4) through (6) which causes or increases a deficit balance in such Member's Capital Account (as adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(d)), items of Company income and gain will be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this provision shall be made only if and to the extent that such Member would have a deficit Capital Account after all other allocations have been tentatively made as if this provision were not in the Operating Agreement. This provision is intended to be a "qualified income offset," as defined in Regulation
         Section 1.704-1(b)(2)(ii)(d).

     (iv) Sales Commission. The Sales Commission shall be allocated to the Units which are acquired in this Offering in proportion to the respective capital contributions represented by such Units (i.e., $75 in Sales Commissions per each such Unit).

                  3. Allocations Between Transferor and Transferee. In the event of the transfer of all or any part of a Member's Membership Interest (in accordance with the provisions of the Operating Agreement) in the Company at any time other than at the end of a year, or the admission of a new Member (in accordance with the provisions of the Operating Agreement), the transferring or new Member's share of the Company's income, gain, loss, deductions and credits, as computed both for accounting purposes and for federal income tax purposes, will be allocated between the transferor Member and the transferee Member (or Members), or the new Member and the other Members, as the case may be, in the same ratio as the number of days in such year before and after the date of the transfer or admission; provided, however, that if there has been a sale or other disposition of the assets of the Company (or any part thereof) during such year, then upon the mutual agreement of all the Members (excluding the new Member and the transferring Member), the Company will treat the periods before and after the date of the transfer or admission as separate years and allocate the Company's net income, gain, net loss, deductions and credits for each of such deemed separate years. Notwithstanding the foregoing, the Company's "allocable cash basis items," as that term is used in Section 706(d)(2)(B) of the Code, shall be allocated as required by Section 706(d)(2) of the Code and the Regulations thereunder. See "Risk Factors-Tax Risks-Company Allocations."

                  4. Incoming Partner Allocations. The Code prohibits the retroactive allocation of a full share of limited liability company items to persons who were members for less than the entire year. As provided above, the Operating Agreement provides that items of income, gain, loss, deductions and credits will be allocated between a transferor Member and a transferee Member in the same ratio as the number of days in the year before and after the date of the transfer or admission, unless the Company has sold any of its assets in the year of the transfer or admission. If the Company has sold any of its assets in the year of the transfer or admission, then the Managing Board may elect, in its sole discretion, to use the interim closing of the books method described above. See "Risk Factors - Tax Risks - Company Allocations."

     5.  Other   Allocations.   The  Operating   Agreement  provides  for  other
allocations.   Investors  are  encouraged  carefully  to  review  the  Operating
Agreement attached as Appendix A.

                  6.       Distributions.

                  The Operating Agreement authorizes the following Distributions to be made to the Members:

                  Distribution of Company Cash Flow. Company Cash Flow will be distributed to the Members within 60 days after the end of each Fiscal Year of the Company, or earlier in the discretion of the Managing Board, in accordance with their respective Membership Interests.

                  Distribution of Company Sales Proceeds and Company Refinancing Proceeds. Company Sales Proceeds and Company Refinancing Proceeds will be distributed to the Members within 60 days of the Capital Transaction giving rise to such proceeds, or earlier in the discretion of the Managing Board, in accordance with their respective Membership Interests.

                  Distribution Upon Dissolution. Upon the dissolution and termination of the Company, the Managing Board, or if there is none, another representative of the Company and Members, will cause the cancellation of the Company's Certificate of Formation, liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation in the following order of priority:

     (i) First, to the payment of debts and liabilities of the Company, including without limitation debts and liabilities to Members, and the expenses of liquidation;

                  (ii) Second, to the creation of any reserves that the Managing Board or the representative of the Company may deem reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Company or of the Managing Board arising out of or in connection with the business and operation of the Company; and

                  (iii) Third, the balance, if any, will be distributed pro rata to the Members in accordance with the Members' positive Capital Account balances after such Capital Accounts are adjusted as provided in the Operating Agreement and any other adjustments required by the final Regulations under Section 704(b) of the Code. It is intended that Capital Accounts will allow for liquidation distributions consistent with the manner in which Company Sales Proceeds and Company Refinancing Proceeds are distributed; however, there can be no assurance that such will be the case.

                  Tax Withholding. The Company is authorized to pay, on behalf of any Member, any amounts to any federal, state or local taxing authority, as may be necessary for the Company to comply with tax withholding provisions of the Code or the income tax or revenue laws of any taxing authority. To the extent the Company pays any such amounts that it may be required to pay on behalf of a Member, such amounts will be treated as a cash Distribution to such Member and will reduce the amount otherwise distributable to him, her or it.

Management of the Company

                  The Managing Board has the sole right to manage the business of the Company and at all times is required to exercise its responsibilities in a fiduciary capacity. In certain instances, the requisite consent of the Members is required for any sale or refinancing of the Lithotripsy Systems or the purchase of new equipment by the Company. See "Powers of the Managing Board and Members' Voting Rights" in this Section. The Company has contracted with Sun Medical as the Management Agent to manage and administer the day-to-day operations of the Lithotripsy Systems. See "Business Activities - Management."

                  Under the Operating Agreement, the members of the Managing Board may be removed and replaced with or without cause by their respective designating Members.

Powers of the Managing Board and Members' Voting Rights

                  1.       General.

                  The business and affairs of the Company shall be managed under the direction of the Managing Board; provided, however, that without the prior approval of the Members representing two-thirds of the aggregate interests in the Company, the Managing Board shall have no authority to do any of the following:

     (a) Any act in contravention of the Operating Agreement or the Company's Certificate of Formation;

     (b) Any act which would make it impossible to carry on the ordinary business of the Company, other than a transfer of all or substantially all of the assets of the Company;

     (c) Confess a material judgment against the Company in connection with any threatened or pending legal action;

                  (d) Offer and sell additional membership interests in the Company pursuant to any Dilution Offering in which the Membership Interests of the existing Members are diluted by more than 15% in the aggregate;

                  (e) Institute and carry out any plan providing for the merger, consolidation or sale of Membership Interests or any other action set forth under "Fundamental Changes" in this Section;

     (f) Sell any Company assets in a single transaction or series of related transactions with an aggregate fair market value in excess of $50,000;

                  (g) Adopt the annual Company capital and operating budget, including the approval of the Company's Purchase Price Formula (as that term is defined in Section 10.7 of the Operating Agreement), incurring any single capital expenditure in excess of $50,000 not contemplated in the annual budget, or incurring any long-term debt or any single borrowing of the Company in excess of $50,000 not contemplated in the annual budget;

                  (h)      Amend the Operating Agreement;

                  (i)      Modify the purposes of the Company's business;

                  (j) Accept or reject the Company's right of first refusal to provide the Alternative Services as such terms is defined in Section
         4.6 of the Operating Agreement (provided that Sun and its Affiliates shall abstain from voting on such right of first refusal); or

                  (k)      Terminate the Management Agreement.

                  2.       Tax Matters.

                  (i) Elections. The Managing Board will, in its sole discretion, make for the Company any and all elections for federal, state and local tax purposes including, without limitation, any election, if permitted by applicable law, to adjust the basis of the Company's property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Company and Company Distributions.

                  (ii) Tax Matters Partner. The Operating Agreement provides that the Managing Board shall designate the Tax Matters Partner (as defined in Section 6231 of the Code) and authorize it to act in any similar capacity under state or local law. The Tax Matters Partner is authorized (at the Company's expense): (i) to represent the Company and Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or Members in their capacity as Members; (ii) to extend the statute of limitations for assessment of tax deficiencies against Members with respect to adjustments to the Company's federal, state or local tax returns; (iii) to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and Members; and (iv) to expend Company funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee the Company tax affairs in the manner which, in its best judgment, are in the interests of the Members. Moreover, the Tax Matters Partner will, in its sole discretion, not make an election pursuant to Treasury Regulation 301.7701.3 to be treated as an association taxable as a corporation.

Rights and Liabilities of the Members

                  Except as otherwise provided in "Powers of the Managing Board and Members' Voting Rights" in this Section, the Members do not have any right to participate in the management or control of the business of the Company. Members are not required to make any capital contributions to the Company except amounts agreed by them to be paid, or pay or be personally liable for, any expense, liability or obligation of the Company, except (i) to the extent of their respective interests in the Company, (ii) for the obligation to return certain Distributions made to them as provided by the Act, and (iii) to the extent of their liabilities pursuant to their respective Guaranties. See "Risk Factors - Other Investment Risks - Members' Obligations to Return Certain Distributions" and "Operating Risks - Liability Under the Guaranty."

Restrictions on Transfer of Membership Interests

                  No Membership Interest nor any Units may be transferred without the prior written consent of the Managing Board, which approval may be granted or denied in the sole discretion of the Managing Board, and subject to the satisfaction of certain other conditions set forth in the Operating Agreement. The Operating Agreement contains additional limitations on transfer, including provisions prohibiting transfer that would violate federal or state securities laws. No transferee of the Units will automatically become a Member. Admission of a transferee requires the fulfillment of other obligations enumerated in the Operating Agreement, including either the approval of a Majority in Interest of the Members (except the assignor Member) and the Managing Board, or the approval of the assignor Member and the Managing Board. Any transferee of a Membership Interest who has not been admitted to the Company as a Member shall not be entitled to any of the rights, powers or privileges of his, her or its transferor except the right to receive and be credited or debited with his, her or its proportionate share of Company income, gains, profits, losses, deductions, credits or distributions. A transferor Member will not be released from his, her or its personal liability under the Guaranty upon the transfer of his, her or its Membership Interest, unless otherwise specifically agreed by the Bank at the time of the transfer.

Dissolution and Liquidation

                  The Company will dissolve and terminate for any of the following reasons:

                  1.       The expiration of its term on December 31, 2020;

     2. The determination of the Managing Board and the Members representing two-thirds of the aggregate interests of the Company that the Company should be dissolved;

     3. The approval of a plan by the Managing Board and the Members providing for the merger, consolidation or sale of the Membership Interests as described under "Fundamental Changes" in this Section;

     4. The election of the Managing Board to dissolve the Company in the event of certain legislation, case law or regulatory changes adversely affecting Company operations;

     5. The sale, exchange or other disposition of all or substantially all of the property of the Company without making provision for the replacement thereof;

                  6. The Bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of any Member, unless there is at least one remaining Member and the business of the Company is continued by the written consent of a Majority in Interest of the remaining Members within ninety (90) days of the occurrence of such event; or

     7. Any other event resulting in the dissolution or termination of the Company under the laws of the State of Washington.

                  The retirement, resignation, bankruptcy, assignment for the benefit of creditors, dissolution, death, disability or legal incapacity of a Member will not, however, result in a termination of the Company if a Majority in Interest of the remaining Members, if any, elect to continue the business of the Company within 90 days of the occurrence of one of such events.

                  Upon dissolution, the Managing Board or, if there is none, a representative of the Members, will liquidate the Company's assets and distribute the proceeds thereof in accordance with the priorities set forth in the Operating Agreement. See "Profits, Losses and Distributions - Distributions
- Distribution upon Dissolution" above and "Optional Purchase of Membership Interests" below.

Optional Purchase of Membership Interests

                  As provided in the Operating Agreement, the Company, and then the Members, have the option to purchase all the interest of a Member who (i) dies, (ii) becomes the subject of a domestic proceeding, (iii) becomes insolvent, (iv) acquires a direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology), or
(v) defaults on his, her or its obligations under the Guaranty. Except in the event a Member dies or becomes the subject of a domestic proceeding, the option purchase price is an amount equal to the Member's share of the Partnership's book value, if any, as reflected by the Member's capital account in the Company (unadjusted for any appreciation in Company assets and as reduced by depreciation deductions claimed by the Company for tax purposes). The option purchase price as reflected by a Member's capital account value is likely to be considerably less than the fair market value of a Member's interest in the Company. Because losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, it is the opinion of the Company that the option purchase price may be nominal in amount. In addition, in the event existing or newly enacted laws or regulations or any other legal developments adversely affect (or potentially adversely affect) the operation of the Company or the business of the Company (e.g., any prohibitions on provider ownership), the Managing Board and the Members will in good faith use their best efforts to develop an alternative method of operations for the Company. In the event an alternative plan in the best interest of the Company cannot be developed within a reasonable time period, the Managing Board is obligated to either (i) cause the sale of the Membership Interests of all of the Members or (ii) dissolve the Company. In the event of the death of a Member, a Member becomes the subject of a domestic proceeding, or a regulatory event described in the preceding sentence occurs, the option purchase price for a Member's Membership Interest will be an amount equal to two times the aggregate distributions made with respect to the Membership Interest during the twelve-month period ending the last day of the month immediately preceding the month in which either the death occurs, the domestic proceeding commences, or the date the Managing Board notifies the Members of the regulatory event, whichever is applicable. In the event the Company does not elect to exercise its purchase rights, and the Members exercise their purchase option, the purchasing Members will assume any liabilities under any personal Guaranty still outstanding with respect to the withdrawing Member. The withdrawing Member will not be released from his, her or its obligations under the Guaranty unless so agreed by the Bank. See the Operating Agreement attached hereto as Appendix A and "Risk Factors - Operating Risks - Liability Under the Guaranty."

Noncompetition Agreement and Protection of Confidential Information

                  The Operating Agreement provides that, subject to certain limited exceptions, each Member is prohibited from having a direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology) (the "Outside Activities"). While they are Members in the Company, each Member is precluded from engaging in any Outside Activities. In the event that a Membership Interest in the Company is terminated or transferred upon the occurrence of certain events as provided in the Operating Agreement, he, she or it is precluded, for a period of two (2) years following the date of his, her or its withdrawal, from engaging in any Outside Activity within the Service Area. This prohibition is in addition to the right of the Company (or the Members) to acquire the interest of a Member engaged in an Outside Activity as provided in the Operating Agreement. See "Optional Purchase of Membership Interests" in this Section, and the Operating Agreement attached hereto as Appendix A.

                  In addition, the Operating Agreement provides that each Member acknowledges and agrees that his, her or its participation in the Company necessarily involves his, her or its access to confidential information that is proprietary in nature and, therefore, the exclusive property of the Company. Accordingly, the Members are precluded from disclosing such confidential information during their participation as Members of the Company or thereafter unless required by law or with the prior written consent of the Company.

Arbitration

                  The  Operating   Agreement   provides  that  disputes  arising
thereunder shall be resolved by submission to arbitration in accordance with the provisions of Washington law.

Power of Attorney

                  Each Investor, by executing the Subscription Agreement, irrevocably appoints Stan Johnson or his successor in interest as determined by the Managing Board, severally, to act as attorney-in-fact to execute the Operating Agreement, any amendments thereto and any certificate of formation filed by the Company. The Operating Agreement, in turn, contains provisions by which each Member irrevocably appoints Stan Johnson or his successor in interest as determined by the Managing Board, severally, to act as his, her or its attorney-in-fact to make, execute, swear to and file any document necessary to the conduct of the Company's business, such as deeds of conveyance of real or personal property as well as any amendment to the Operating Agreement or to the Certificate of Formation which accurately reflects actions properly taken by the Managing Board and/or the Members.

Reports to Members

                  Within 90 days after the end of each Year of the Company, the Managing Board will send to each person who was a Member at any time during such year such tax information, including, without limitation, Federal Tax Schedule K-1, as will be reasonably necessary for the preparation by such person of his, her or its federal income tax return, and such other financial information as may be required by the Act.

Records

                  Proper and complete records and books of account will be kept by the Managing Board in which will be entered fully and accurately all transactions and other matters relative to the Company's business as are usually entered into records, books and accounts maintained by persons engaged in businesses of a like character. Pursuant to applicable law, the Company books and records will be kept on the accrual method basis of accounting. The Company's fiscal year will be the calendar year. The books and records will be located at the Company's office, and will be open to the reasonable inspection and examination of the Members or their duly authorized representatives during normal business hours as provided by the Act.

                                  LEGAL MATTERS

                  On the Closing Date, it is expected that Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, of Winston-Salem, North Carolina, will render an opinion as to the formation and existence of the Company, the status of Investors as Members and certain federal tax matters, the form of which is attached as Appendix C to this Memorandum. See "Risk Factors - Tax Risks."

                             ADDITIONAL INFORMATION

The Company will make available to you the opportunity to ask questions of its management and to obtain information to the extent it possesses such information or can acquire it without an unreasonable effort or expense, which is necessary to verify the accuracy of the information contained herein or which you or your professional advisors desire in evaluating the merits and risks of an investment in the Company. Copies of certain Hospital Contracts and insurance reimbursement agreements may not, however, be available due to confidentiality restrictions contained therein.

                                    GLOSSARY

     Certain terms in this Memorandum shall have the following meanings:

     Act. The Act means the Washington Limited Liability Company Act, as in effect on the date hereof.

                  Affiliate. An Affiliate is (i) any person, Company, corporation, association or other legal entity ("person") directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting interests of such other person, (iii) any officer, director or partner of such person and
(iv) if such other person is an officer, director or partner, any entity for which such person acts in such capacity.

     Bank. First-Citizens Bank & Trust Company, or its successor-in-interest.

     Capital Account. The Company capital account of a Member as computed pursuant to the Operating Agreement.

                  Capital Contributions. All capital contributions made by a Member or his predecessor in interest which shall include, without limitation, contributions made pursuant Article V of the Operating Agreement.

     Capital Transaction. Any transaction which, were it to generate proceeds, would produce Company Sales Proceeds or Company Refinancing Proceeds.

     Closing Date. 5:00 p.m., Eastern Time, on June 6, 2000 (or earlier in the discretion of the Managing Board). The Closing Date may be extended for a period of up to 180 days in the discretion of the Managing Board.

     Code. The Internal Revenue Code of 1986, or corresponding provisions of subsequent, superseding revenue laws.

     Company.   Washington  Urological  Services,   LLC,  a  Washington  limited
liability company, which owns and operates the Existing Lithotripsy System.

                  Company Cash Flow. For the applicable period the excess, if any, of (A) the sum of (i) all gross receipts from any source for such period, other than the Company loans, Capital Transactions and Capital Contributions, and (ii) any funds released by the Company from previously established reserves, over (B) the sum of (i) all cash expenses paid by the Company for such period,
(ii) the amount of all payments of principal on loans to such Company, (iii) capital expenditures of the Company, and (iv) such reasonable reserves as the Managing Board shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities and contingencies of the Company; provided, however, that the amounts referred to in (B) (i), (ii) and (iii) above shall be taken into account only to the extent not funded by Capital Contributions, loans or paid out of previously established reserves. Such term shall also include all other funds deemed available for distribution and designated as "Company Cash Flow" by the Managing Board.

     Company Minimum Gain. Gain as defined in Treasury Regulations Section 1.704-2(d).

                  Company Refinancing Proceeds. The cash realized from the refinancing of Company assets after retirement of any secured loans and less (i) payment of all expenses relating to the transaction and (ii) establishment of such reasonable reserves as the Managing Board shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Company.

                  Company Sales Proceeds. The cash realized from the sale, exchange, casualty or other disposition of all or a portion of Company assets after the retirement of all secured loans and less (i) the payment of all expenses related to the transaction and (ii) establishment of such reasonable reserves as the Managing Board shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Company.

                  Contract Hospitals. The 16 hospitals and medical centers to which the Company provides lithotripsy services pursuant to 11 separate written Hospital Contracts.

     Counsel. Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, P.O. Drawer 84, Winston-Salem, North Carolina 27102.

                  Dilution  Offering.  Pursuant  to the  terms of the  Operating
Agreement, the future offering of additional limited liability company membership interests in the Company by the Managing Board. Any such offering generally will proportionally reduce the existing Percentage Interests of the then current Members in the Company:

     Distributions. Cash or other property, from any source, distributed to Members.

                  Escrow Agent.  First-Citizens Bank & Trust Company.
                  ------------

     Existing Lithotripsy System. The van with the operational Modulith(R)SLX-T currently owned and operated by the Company.

                  FDA.  The United States Food and Drug Administration.
                  ---

                  Financial Statement. The Purchaser Financial Statement, included in the Subscription Packet accompanying this Memorandum, to be furnished by the Investors for review by the Managing Board and the Bank in connection with their decision to accept or reject a subscription.

     Fiscal Year. An annual accounting period ending on December 31 of each year during the term of the Company.

                  Guaranty. The Guaranty Agreement in the form included in the Subscription Packet accompanying this Memorandum pursuant to which each new Member will guarantee his pro rata portion of the Company's obligations to the Bank under the Loan.

     Hospital Contracts. The 11 separate lithotripsy services agreements the Company has entered into with the Contract Hospitals.

                  Investors.  Potential purchasers of Units.
                  ---------

                  Lithotripsy Systems. The Existing Lithotripsy System and the New Lithotripsy System owned and operated by the Company, and any other additional or replacement lithotripter and transport vehicle.

                  Loan. The loan of $550,000 from the Bank to the Company. Loan proceeds were used by the Company to (i) acquire a new lithotripter, (ii) acquire and upfit a new mobile van and (iii) pay sales taxes on the purchases of the lithotripter and the van. The Loan is secured by the Existing Lithotripsy System, the Company's accounts receivable and other Company assets and the Member Guaranties.

                  Loan and Security Agreement. The agreement to be executed in conjunction with the Member Note by an Investor who finances a portion of the Unit purchase price through a Member Loan. The form of the Loan and Security Agreement is attached as Exhibit B to the Loan Commitment which is attached hereto as Appendix B.

     Loan Documents. The Loan Commitment, the Member Note, the Loan and Security Agreement, the Security Agreement and UCC-1's, collectively.

     Local   Counsel.   Reed  McClure,   a  Washington   professional   services
corporation.

                  Loss. The net loss (including capital losses and excluding Net Gains from Capital Transactions) of the Company for each year as determined by the Company for federal income tax purposes.

                  Managing Board. The four person board of managers comprised of two designees appointed by Sun Medical and two designees elected by the non-Sun Medical affiliated Members of the Company, and which is responsible for the management of the daily operations of the Company.

     Management Agent. Sun Medical in its capacity as the management agent of the Company.

     Member Loan. The loan to be made by the Bank to certain qualified Investors that wish to finance a portion of the Unit purchase price.

                  Member Minimum Gain. An amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i).

                  Member Nonrecourse Debt. Any nonrecourse debt (for the purposes of Treasury Regulations Section 1.1001-2) of the Company for which any Member bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.752-2.

                  Member Nonrecourse Deductions. Deductions as described in Treasury Regulations Section 1.704-2(i)(2). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for any Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during such Fiscal Year over the aggregate amount of any Distributions during that Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such Distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i).

                  Member Note. The promissory note from an Investor financing a portion of the Unit purchase price to the Bank in the principal amount of up to $1,737 per Unit, the proceeds of which will be paid directly to the Company. The form of the Member Note (including the Note Addendum attached thereto) is attached as Exhibit A to the form of Loan Commitment which is attached hereto as Appendix B.

                  Members. The current Members and those Investors in the Units admitted to the Company pursuant to this Offering, and any person admitted as a substitute Member in accordance with the provisions of the Operating Agreement.

     Membership Interest. The interest of a Partner in the Company as defined by the Act and the Operating Agreement.

     Memorandum. This Confidential Private Placement Memorandum, including all Appendices hereto, and any amendment or supplement hereto.

                  Modulith(R) SLX-T. The Storz Modulith(R) SLX Transportable ("SLX-T") model extracorporeal shock-wave lithotripter manufactured by Storz.

                  Net Gains from Capital Transactions. The gains realized by the Company as a result of or upon any sale, exchange, condemnation or other disposition of the capital assets of the Company (which assets shall include Code Section 1231 assets) or as a result of or upon the damage or destruction of such capital assets.

                  New Lithotripsy System. The new mobile van with the new operational Modulith(R) SLX-T lithotripter to be acquired by the Company with a portion of the Offering proceeds and available debt financing.

                  Nonrecourse Deductions. A deduction as set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during such Fiscal Year over the aggregate amount of any Distributions during such Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(h).

                  Nonrecourse Liability. Any Company liability (or portion thereof) for which no Member bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.704-2(i).

                  Offering.  The offering of Units pursuant to this Memorandum.
                  --------

     Operating Agreement. The Company's Operating Agreement, a copy of which is attached as Appendix A, as such may be amended from time to time.

                  Percentage Interest. The interest of each Member in the Company, to be determined in the case of each Investor by reference to the percentage opposite his name set forth in Schedule A to the Operating Agreement. Each Unit sold pursuant to this Offering represents an initial 0.5% economic interest in the Company. The Percentage Interest will be set forth in Schedule A to the Operating Agreement or any other document or agreement, as a percentage or a fraction or on any numerical basis deemed appropriate by the Managing Board.

     Prime. Prime Medical Services, Inc. a publicly held Delaware corporation and parent of Sun Medical and the Sales Agent.

     Prime Rate. The rate of interest periodically established by the Bank and identified as such in literature published and circulated within the Bank's offices.

                  Pro  Rata  Basis.   In   connection   with  an  allocation  or
distribution, an allocation or distribution in proportion to the respective Percentage Interest of the class of Members to which reference is made.

     Profit. The net income of the Company for each year as determined by the Company for federal income tax purposes.

                  Qualified Income Offset Item. An adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) unexpectedly received by a
Member.

     Sales Agent. MedTech Investments, Inc., a registered broker-dealer, member of the National Association of Securities Dealers, Inc. and an Affiliate of Sun Medical.

                  SEC.  The United States Securities and Exchange Commission.
                  ---

                  Securities Act.  The Securities Act of 1933, as amended.
                  --------------

                  Security Agreement. The agreement to be executed in conjunction with the Member Note by an Investor who finances the purchase price of his Units as provided herein. The form of the Security Agreement is attached as Exhibit C to the form of Loan Commitment which is attached hereto as Appendix B.

                  Service.  The Internal Revenue Service.
                  -------

                  Service Area. The geographic region in which Company operations are conducted and which consists primarily of the area of the State of Washington west of the Cascade Mountains. The Managing Board reserves the right to expand the Service Area.

               Storz.  Karl Storz Lithotripsy-America, Inc. and its Affiliates.
                  -----

                  Subscription Agreement. The Subscription Agreement, included in the Subscription Packet accompanying this Memorandum, to be executed by prospective Members in connection with their purchase of Units.

     Subscription Packet. The packet of subscription materials to be completed by Investors in connection with their subscription for Units.

     Sun Medical. Sun Medical Technologies, Inc., a California corporation and a wholly-owned subsidiary of Prime. Sun
Medical serves as the Company's Management Agent and is a Member of the Company.

                  UCC-1. The Uniform Commercial Code Financing Statement, two copies of which are attached to the Subscription Packet and are to be executed in conjunction with the Member Note by an Investor who finances a portion of the Unit purchase price through a Member Loan. The UCC-1 will be used by the Bank to perfect its security interest in such Investor's share of Distributions.

                  Units. The 40 equal limited liability company membership interests in the Company offered pursuant to this Memorandum for a price per Unit of $4,237 in cash, plus 0.5% in guaranties of the Company's obligations under the Loan (up to a $2,750 principal Loan guaranty per Unit).